                                                                     Exhibit 4.1


WHEREVER CONFIDENTIAL INFORMATION IS OMITTED HEREIN (SUCH OMISSIONS ARE DENOTED BY AN ASTERISK), SUCH CONFIDENTIAL INFORMATION HAS BEEN SUBMITTED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

                                CREDIT AGREEMENT


                                 BY AND BETWEEN


                                META GROUP, INC.


                                       AND


                              THE BANK OF NEW YORK



                                ----------------

                                   $25,000,000

                                ----------------



                         DATED AS OF SEPTEMBER 18, 2000


                                                          TABLE OF CONTENTS



1.       DEFINITIONS AND PRINCIPLES OF CONSTRUCTION...............................................................1

         1.1.     Definitions.....................................................................................1
         1.2.     Principles of Construction.....................................................................14

2.       AMOUNT AND TERMS OF LOANS...............................................................................15

         2.1.     Revolving Credit Loans.........................................................................15
         2.2.     Term Loan......................................................................................16
         2.3.     Note...........................................................................................16
         2.4.     Procedure for Borrowing........................................................................16
         2.5.     Termination of Commitment; Reduction of Commitment Amount......................................17
         2.6.     Prepayments of the Loans; Payment on Maturity..................................................17
         2.7.     Payments.......................................................................................18
         2.8.     Use of Proceeds................................................................................19
         2.9.     Letter of Credit Sub-facility..................................................................19
         2.10.    Absolute Obligation with respect to Letter of Credit Payments..................................20

3.       INTEREST, FEES, YIELD PROTECTIONS, ETC..................................................................20

         3.1.     Interest Rate and Payment Dates................................................................20
         3.2.     Fees...........................................................................................21
         3.3.     Conversions....................................................................................22
         3.4.     Indemnification for Loss.......................................................................23
         3.5.     Capital Adequacy...............................................................................23
         3.6.     Reimbursement for Increased Costs..............................................................24
         3.7.     Illegality of Funding..........................................................................24
         3.8.     Substituted Interest Rate......................................................................25
         3.9.     Taxes..........................................................................................25
         3.10.    Option to Fund.................................................................................26

4.       REPRESENTATIONS AND WARRANTIES..........................................................................26

         4.1.     Subsidiaries; Capitalization...................................................................26
         4.2.     Existence and Power............................................................................26
         4.3.     Authority and Execution........................................................................27
         4.4.     Binding Agreement..............................................................................27
         4.5.     Litigation.....................................................................................27
         4.6.     Required Consents..............................................................................27
         4.7.     Absence of Defaults; No Conflicting Agreements.................................................27
         4.8.     Compliance with Applicable Laws................................................................28
         4.9.     Taxes..........................................................................................28
         4.10.    Governmental Regulations.......................................................................28
         4.11.    Federal Reserve Regulations; Use of Loan Proceeds..............................................28

         4.12.    Plans..........................................................................................29
         4.13.    Financial Statements...........................................................................29
         4.14.    Property.......................................................................................29
         4.15.    Intellectual Property; Licenses................................................................30
         4.16.    Environmental Matters..........................................................................30
         4.17.    Solvency.......................................................................................31
         4.18.    Security Interests.............................................................................31
         4.19.    Absence of Certain Restrictions................................................................31
         4.20.    No Misrepresentation...........................................................................31

5.       CONDITIONS TO FIRST LOANS...............................................................................32

         5.1.     Evidence of Action.............................................................................32
         5.2.     This Agreement.................................................................................32
         5.3.     Note...........................................................................................32
         5.4.     Security Agreement.............................................................................32
         5.5.     Subsidiary Guaranty............................................................................33
         5.6.     Officer's Certificate..........................................................................33
         5.7.     Compliance Certificate.........................................................................33
         5.8.     Opinion of Counsel to the Borrower.............................................................33
         5.9.     Search Reports and Related Documents...........................................................34
         5.10.    Existing Indebtedness..........................................................................34
         5.11.    Approval of Special Counsel....................................................................34
         5.12.    Fees...........................................................................................34
         5.13.    Fees and Expenses of Special Counsel...........................................................34
         5.14.    Other Documents................................................................................34

6.       CONDITIONS OF LENDING...................................................................................34

         6.1.     Compliance.....................................................................................34
         6.2.     Borrowing Request / Letter of Credit Agreement.................................................35
         6.3.     Loan Closings..................................................................................35
         6.4.     Other Documents................................................................................35

7.       AFFIRMATIVE COVENANTS...................................................................................35

         7.1.     Financial Statements and Information...........................................................35
         7.2.     Certificates; Other Information................................................................36
         7.3.     Legal Existence................................................................................36
         7.4.     Taxes..........................................................................................36
         7.5.     Insurance......................................................................................37
         7.6.     Performance of Obligations.....................................................................37
         7.7.     Condition of Property..........................................................................37
         7.8.     Observance of Legal Requirements...............................................................37
         7.9.     Inspection of Property; Books and Records; Discussions.........................................38
         7.10.    Authorizations.................................................................................38
         7.11.    Financial Covenants............................................................................38

8.       NEGATIVE COVENANTS......................................................................................39

         8.1.     Indebtedness...................................................................................39
         8.2.     Liens..........................................................................................39
         8.3.     Merger; Consolidations.........................................................................40
         8.4.     Dispositions...................................................................................40
         8.5.     Acquisitions, Investments, Loans, Etc..........................................................41
         8.6.     Restricted Payments............................................................................41
         8.7.     Business and Name Changes......................................................................41
         8.8.     Subsidiaries...................................................................................41
         8.9.     Sale and Leaseback Transactions................................................................42
         8.10.    Amendments, Etc. of Certain Agreements.........................................................42
         8.11.    Transactions with Affiliates...................................................................42
         8.12.    Limitation on Dividend Restrictions............................................................42
         8.13.    Limitation on Negative Pledges.................................................................42

9.       DEFAULT.................................................................................................43

         9.1.     Events of Default..............................................................................43
         9.2.     Remedies.......................................................................................45

10.      OTHER PROVISIONS........................................................................................46

         10.1.    Amendments and Waivers.........................................................................46
         10.2.    Notices........................................................................................46
         10.3.    No Waiver; Cumulative Remedies.................................................................47
         10.4.    Survival of Representations and Warranties and Certain Obligations.............................47
         10.5.    Expenses.......................................................................................47
         10.6.    Successors and Assigns.........................................................................48
         10.7.    Counterparts...................................................................................48
         10.8.    Set-off........................................................................................49
         10.9.    Construction...................................................................................49
         10.10.   Governing Law..................................................................................49
         10.11.   Headings Descriptive...........................................................................49
         10.12.   Severability...................................................................................50
         10.13.   Integration....................................................................................50
         10.14.   Consent to Jurisdiction........................................................................50
         10.15.   Service of Process.............................................................................50
         10.16.   No Limitation on Service or Suit...............................................................50
         10.17.   WAIVER OF TRIAL BY JURY........................................................................51

EXHIBITS

Exhibit A           Form of Note
Exhibit B           Form of Borrowing Request
Exhibit C           Form of Notice of Conversion
Exhibit D           Form of Security Agreement
Exhibit E           Form of Subsidiary Guarantee
Exhibit F           Form of Compliance Certificate


SCHEDULES

Schedule 2.9        List of Existing Letters of Credit
Schedule 4.1        List of Subsidiaries; Capitalization
Schedule 4.12       List of Plans
Schedule 4.15       List of Licenses and Intellectual Property Agreements
Schedule 8.1        List of Existing Indebtedness
Schedule 8.2        List of Existing Liens
Schedule 8.5        List of Existing Investments

         CREDIT AGREEMENT dated as of September 18, 2000 by and between META GROUP, INC., a Delaware corporation (the "BORROWER") and THE BANK OF NEW YORK (the "BANK").

1.       DEFINITIONS AND PRINCIPLES OF CONSTRUCTION

         1.1.     DEFINITIONS

                  As used in this Agreement, terms defined in the preamble have the meanings therein indicated, and the following terms have the following meanings:

                  "ABR ADVANCES": the Revolving Credit Loans or the Term Loan, as the case may be, (or any portions thereof) at such time as they (or such portions) are made and/or being maintained at a rate of interest based upon the Alternate Base Rate.

                  "ACCOUNTANTS": Deloitte & Touche, or such other independent certified public accountants of nationally recognized standing chosen by the Borrower and acceptable to the Bank in its reasonable judgment.

                  "ACCUMULATED FUNDING DEFICIENCY": as defined in Section 302 of ERISA.

                  "ACQUISITION": with respect to any Person, the purchase or other acquisition by such Person, by any means whatsoever (including through a merger, dividend or otherwise and whether in a single transaction or in a series of related transactions), of (i) any Capital Stock of, or other equity securities of, any other Person if, immediately thereafter, such other Person would be either a Subsidiary of such Person or otherwise under the control of such Person, (ii) any Operating Entity, or (iii) any property of (A) any other Person or (B) any Operating Entity, in either case other than in the ordinary course of business, provided, however, that no acquisition of all or substantially all of the assets of such other Person or Operating Entity shall be deemed to be in the ordinary course of business.

                  "ADVANCE": an ABR Advance, a LIBOR Advance or a Fixed Rate Advance, as the case may be.

                  "AFFILIATE": as to any Person, any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person.

                  "AGREEMENT": this Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                  "ALTERNATE BASE RATE": on any date, a rate of interest per annum equal to the higher of (i) the Federal Funds Rate in effect on such date PLUS 0.50% or (ii) the Prime Rate in effect on such date.

                  "APPLICABLE MARGIN": with respect to the unpaid principal balance of Revolving Credit Loans or the Term Loan, as the case may be (i) consisting of LIBOR Advances, 1.50%, and (ii) consisting of ABR Advances, 0.00%.

                  "AUTHORIZED SIGNATORY": as to (i) any Person which is a corporation, the chairman of the board, the president, any vice president, the chief financial officer or any other officer (acceptable to the Bank) of such Person, and (ii) any Person which is not a corporation, a general partner, Managing Person or other appropriate appointed officer (acceptable to the Bank) thereof.

                  "AVAILABLE REVOLVING CREDIT COMMITMENT": at any date of determination, an amount equal to the excess, if any, of (a) the amount of the Revolving Credit Commitment over (b) the sum of (i) the aggregate unpaid principal amount at such time of all Revolving Credit Loans PLUS (ii) the Letter of Credit Exposure.

                  "BOND COLLATERAL": the portion of the Collateral consisting of FHA bonds and the proceeds thereof, as such Collateral may be substituted from time to time with other Liquid Investments.

                  "BORROWING DATE": any Business Day on which the Bank makes a Loan or issues a Letter of Credit.

                  "BORROWING REQUEST": a request for one or more Advances, substantially in the form of Exhibit B.

                  "BUSINESS DAY": any day other than a Saturday, a Sunday or a day on which commercial banks located in New York City are authorized or required by law or other governmental action to close and, with respect to all notices and determinations in connection with, and payments of principal and interest on, LIBOR Advances, which is also a day on which eurodollar funding between banks may be carried on in London, England.

                  "CAPITAL EXPENDITURES": for any period, the aggregate of all expenditures incurred by the Borrower and its Subsidiaries during such period which, in accordance with GAAP, are required to be shown as additions to property, plant, equipment or similar fixed asset accounts reflected on the consolidated balance sheet of the Borrower and its Subsidiaries, provided, however, that "Capital Expenditures" shall not include (i) capitalized leases, or (ii) expenditures of proceeds of insurance settlements in respect of lost, destroyed or damaged assets, equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed or damaged assets, equipment or other property within six months of the receipt of such proceeds.

                  "CAPITAL LEASE OBLIGATIONS": with respect to any Person, obligations of such Person with respect to leases which are required to be capitalized for financial reporting purposes in accordance with GAAP.

                  "CAPITAL STOCK": as to any Person, all shares, interests, partnership interests, limited liability company interests, participations, rights in or other equivalents (however designated) of such Person's equity (however designated) and any rights, warrants or options exchangeable for or convertible into such shares, interests, participations, rights or other equity.

                  "CHANGE OF CONTROL": the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing 50% or more of the aggregate ordinary voting power or economic interests represented by the issued and outstanding equity securities of the Borrower on a fully diluted basis.

                  "CODE": the Internal Revenue Code of 1986, as the same may be amended from time to time, or any successor thereto, and the rules and regulations issued thereunder, as from time to time in effect.

                  "COLLATERAL": the property in which a security interest is granted under the Collateral Documents.

                  "COLLATERAL DOCUMENTS": the Security Agreement and all documents executed or delivered in connection therewith.

                  "COMMITMENT FEE": as defined in Section 3.2(a).

                  "COMMITMENTS": collectively, the Revolving Credit Commitment and the Letter of Credit Commitment.

                  "COMPLIANCE CERTIFICATE": a certificate substantially in the form of Exhibit F.

                  "CONTINGENT OBLIGATION": as to any Person (a "SECONDARY OBLIGOR"), any obligation of such secondary obligor (i) guaranteeing or in effect guaranteeing any return on any investment made by another Person, or (ii) guaranteeing or in effect guaranteeing any Indebtedness, lease, dividend or other obligation (a "PRIMARY OBLIGATION") of any other Person (a "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of such secondary obligor, whether contingent, (A) to purchase any primary obligation or any property constituting direct or indirect security therefor, (B) to advance or supply funds (x) for the purchase or payment of any primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of a primary obligor, (C) to purchase property, securities or services primarily for the purpose of assuring the beneficiary of any primary obligation of the ability of a primary obligor to make payment of a primary obligation, (D) otherwise to assure or hold harmless the beneficiary of a primary obligation against loss in respect thereof, and (E) in respect of the liabilities of any partnership in which a secondary obligor is a general partner, except to the extent that such liabilities of such partnership are nonrecourse to such secondary obligor and its separate property, provided, however, that the term "Contingent Obligation" shall not include the indorsement of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation of a Person shall be deemed to be an amount equal to the stated or determinable amount of a primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

                  "CONVERSION DATE": the date on which: (i) a LIBOR Advance is converted to an ABR Advance, (ii) a LIBOR Advance is continued as a new LIBOR Advance, (iii) a LIBOR Advance is converted to a Fixed Rate Advance, (iv) an ABR Advance is converted to a LIBOR Advance or (v) an ABR Advance is converted to a Fixed Rate Advance.

                  "CREDIT PARTY": the Borrower and each other party (other than the Bank) to a Loan Document.

                  "DEBT SERVICE": for any period, with respect to the Borrower and its Subsidiaries for each of the following, the sum of (i) Interest Expense for such period, PLUS (ii) all scheduled payments of principal during such period on Indebtedness which had, on the date of creation of such Indebtedness, a final maturity which was more than twelve months after such date.

                  "DEFAULT": any event or condition which constitutes an Event of Default or which, with the giving of notice, the lapse of time, or any other condition, would, unless cured or waived, become an Event of Default.

                  "DISPOSITION": with respect to any Person, any sale, assignment, transfer or other disposition by such Person, by any means, of (i) the Capital Stock of, or other equity interests of, any other Person, (ii) any Operating Entity, or (iii) any other property of such Person other than in the ordinary course of business, provided, however, that no such sale, assignment, transfer or other disposition of property shall be deemed to be in the ordinary course of business (a) if the fair market value thereof is in excess of $250,000, or (b) to the extent that the fair market value thereof, when aggregated with all other sales, assignments, transfers and other dispositions made by such Person within the same fiscal year, exceeds $500,000, and then only to the extent of such excess, if any, or (c) it is the sale, assignment, transfer or disposition of (1) all or substantially all of the property of such Person or (2) any Operating Entity.

                  "DOLLARS" and "$": lawful currency of the United States.

                  "DOMESTIC SUBSIDIARY": any Subsidiary which is organized and existing under the laws of a jurisdiction of, and conducts its business primarily in, the United States of America.

                  "EBITDA": for any period, net income of the Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP plus the sum of, without duplication, (i) Interest Expense, (ii) Income Tax Expense and (iii) depreciation, amortization and other non-cash charges of the Borrower and its Subsidiaries (including amortization or other expense recognitions of any costs associated with asset write-ups), each to the extent deducted in determining such net income for such period; PROVIDED, HOWEVER, that for purposes of this calculation, net income shall exclude extraordinary gains and losses from sales, exchanges and other dispositions of property not in the ordinary course of business and other non-recurring items.

                  "EFFECTIVE DATE": September 18, 2000.

                  "EMPLOYEE BENEFIT PLAN": an employee benefit plan within the meaning of Section 3(3) of ERISA maintained, sponsored or contributed to by the Borrower, any of its Subsidiaries or any ERISA Affiliate.

                  "EMPLOYEE STOCK OPTIONS": options or other rights to purchase common shares of the Borrower issued exclusively to directors, officers and employees of the Borrower and its Subsidiaries pursuant to a plan or arrangement adopted by the board of directors of the Borrower.

                  "ENVIRONMENTAL LAWS": any and all federal, state and local laws relating to the environment, the use, storage, transporting, manufacturing, handling, discharge, disposal or recycling of hazardous substances, materials or pollutants or industrial hygiene, and including, without limitation, (i) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 USCA ss.9601 eT Seq.; (ii) the Resource Conservation and Recovery Act of 1976, as amended, 42 USCA ss.6901 eT Seq.; (iii) the Toxic Substance Control Act, as amended, 15 USCA ss.2601 ET seq.; (iv) the Water Pollution Control Act, as amended, 33 USCA ss.1251 eT Seq.; (v) the Clean Air Act, as amended, 42 USCA ss.7401 et SEQ.; (vi) the Hazardous Materials Transportation Authorization Act of 1994, as amended, 49 USCA ss.5101 eT Seq. and (vii) all rules, regulations, judgments, decrees, injunctions and restrictions thereunder and any analogous state law.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations issued thereunder, as from time to time in effect.

                  "ERISA AFFILIATE": when used with respect to an Employee Benefit Plan, ERISA, the PBGC or a provision of the Code pertaining to employee benefit plans, any Person which is a member of any group of organizations within the meaning of Sections 414(b) or (c) of the Code (or, solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, Sections 414(m) or (o) of the Code) of which the Borrower or any of its Subsidiaries is a member.

                  "EVENT OF DEFAULT": as defined in Section 9.1.

                  "EXISTING INDEBTEDNESS": the line of credit, in the amount of $12,000,000, made available by the Bank to the Borrower and evidenced by a Master Promissory Note dated July 28, 2000.

                  "EXISTING L/CS": the eight (8) standby letters of credit, having an aggregate face amount of $1,725,499, each issued prior to the Effective Date by the Bank for the account of the Borrower, as detailed on
Schedule 2.9.

                  "FACILITY FEE": as defined in Section 3.2(b).

                  "FEDERAL FUNDS RATE": for any day, a rate per annum (expressed as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, PROVIDED THAT (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average of the quotations for such day on such transactions received by the Bank.

                  "FINANCIAL OFFICER": as to any Person, the chief financial officer of such Person or such other officer as shall be reasonably satisfactory to the Bank.

                  "FIXED CHARGE COVERAGE RATIO": at any date of determination, the ratio of (a) EBITDA MINUS Capital Expenditures to (b) the sum of Debt Service PLUS Income Tax Expense, in each case for the four fiscal quarter period ending on such date.

                  "FIXED RATE": with respect to all or a portion of the Term Loan, a fixed rate of interest, as determined by the Bank in its sole discretion and communicated to and accepted by the Borrower on or prior to the Term Loan Conversion Date, or any date thereafter on which a conversion of all or a portion of the Term Loan to a Fixed Rate Advance is requested, which rate shall in any event include the Bank's spread of 1.50%.

                  "FIXED RATE ADVANCE": the Term Loan, at such time as it (or any portion thereof) is made and/or being maintained at the Fixed Rate.

                  "FIXED RATE FUNDING LOSS": as defined in Section 3.4(b).

                  "FIXED RATE FUNDING LOSS EVENT": (i) any prepayment of a Fixed Rate Advance, whether voluntary, mandatory or as a result of the acceleration of the Maturity Date or otherwise, or (ii) any action taken by the Bank, upon the occurrence of an Event of Default, to terminate any interest rate agreement entered into by it pursuant to a Notice of Conversion requesting a Fixed Rate Advance.

                  "FOREIGN SUBSIDIARY": any Subsidiary which does not qualify under the definition of DOMESTIC SUBSIDIARY.

                  "FUNDED DEBT": on any date (x) during the Revolving Credit Commitment Period, the sum of (i) the aggregate principal amount of Revolving Credit Loans outstanding on such date PLUS (ii) the principal amount of all senior indebtedness for borrowed money of the Borrower and its Subsidiaries outstanding on such date which has a final maturity of more than twelve months from such date, and (y) after the Revolving Credit Commitment Period, the sum of
(i) the outstanding principal balance of the Term Loan on such date PLUS (ii) the principal amount of all senior indebtedness for borrowed money of the Borrower and its Subsidiaries (other than the Term Loan) outstanding on such date which has a final maturity of more than twelve months from such date.

                  "GAAP": generally accepted accounting principles in effect in the United States of America as of the date of determination, consistently applied.

                  "GOVERNMENTAL AUTHORITY": any foreign, federal, state, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court or arbitrator.

                  "HAZARDOUS SUBSTANCE": any hazardous or toxic substance, material or waste, including, but not limited to, (i) those substances, materials, and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and amendments thereto and replacements thereof and (ii) any substance, pollutant or material defined as, or designated in, any Environmental Law as a "hazardous substance," "toxic substance," "hazardous material," "hazardous waste," "restricted hazardous waste," "pollutant," "toxic pollutant" or words of similar import.

                  "INCOME TAX EXPENSE": for any period, the greater of (i) accrued income tax expense calculated in accordance with GAAP, or (ii) income taxes paid in cash, in each case for such period of the Borrower and its Subsidiaries determined on a consolidated basis.

                  "INDEBTEDNESS": as to any Person, at a particular time, all items which constitute, without duplication, (i) indebtedness for borrowed money, (ii) indebtedness in respect of the deferred purchase price of property (other than trade payables incurred in the ordinary course of business), (iii) indebtedness evidenced by notes, bonds, debentures or similar instruments, (iv) obligations with respect to any conditional sale or title retention agreement,
(v) indebtedness arising under acceptance facilities and the amount available to be drawn under all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder to the extent such Person shall not have reimbursed the issuer in respect of the issuer's payment thereof, (vi) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof (other than carriers', warehousemen's, mechanics', repairmen's or other like non-consensual statutory Liens arising in the ordinary course of business),
(vii) Capital Lease Obligations, (viii) obligations under interest rate or foreign currency hedging arrangements at market value, (ix) all obligations of such Person in respect of Capital Stock subject to mandatory redemption or redemption at the option of the holder thereof, in whole or in part, and (x) all Contingent Obligations of such Person in respect of any of the foregoing.

                  "INTELLECTUAL PROPERTY": as defined in Section 4.15.

                  "INTERCOMPANY INDEBTEDNESS": loans which are made (i) by the Borrower to any Subsidiary Guarantor, or (ii) by a direct or indirect wholly-owned Subsidiary of the Borrower to the Borrower or to a Subsidiary Guarantor.

                  "INTEREST EXPENSE": for any period, the sum of, without duplication, all interest (adjusted to give effect to all interest rate swap, cap or other interest rate hedging arrangements and fees and expenses paid in connection therewith) paid in cash in respect of all Indebtedness during such period of the Borrower and its Subsidiaries as determined on a consolidated basis.

                  "INTEREST PAYMENT DATE": (i) during the Revolving Credit Commitment Period (x) as to any ABR Advance, the first day of each month commencing on the first of such days to occur after such ABR Advance is made or any LIBOR Advance is converted to an ABR Advance, (y) as to any LIBOR Advance as to which the Borrower has selected an Interest Period of one, two or three months, the last day of such Interest Period, and (z) as to any LIBOR Advance as to which the Borrower has selected an Interest Period of six months, the date which occurs three months from the first day of such Interest Period and the last day of such Interest Period; (ii) after the Revolving Credit Commitment Period, with respect to all Advances, the first day of each month; and (iii) the Maturity Date.

                  "INTEREST PERIOD": with respect to any LIBOR Advance, the period commencing on, as the case may be, the Borrowing Date or Conversion Date with respect to such LIBOR Advance and ending one, two, three or six months thereafter as selected by the Borrower and agreed to by the Bank, PROVIDED, HOWEVER, that:

                           (a) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                           (b) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of the Interest Period;

                           (c) no Interest Period selected in respect of the conversion of any LIBOR Advance shall end after (i) the Revolving Credit Termination Date, for the period prior to the Revolving Credit Termination Date, and (ii) the Maturity Date, for the period after the Term Loan Conversion Date;

                           (d) the Borrower shall select Interest Periods such that, on each date that a mandatory scheduled principal payment is required to be made with respect to the Term Loan, (i) the aggregate principal balance of all ABR Advances comprising the Term Loan outstanding on such date, plus (ii) the aggregate principal balance of each LIBOR Advance comprising the Term Loan, the applicable Interest Period of which shall end on or before such date, shall equal or exceed the aggregate principal balance of the Term Loan required to be paid on such date; and

                           (e) the Borrower shall select Interest Periods so that not more than ten (10) different Interest Periods shall be outstanding at any one time under the Loans.

                  "INVESTMENTS": as defined in Section 8.5.

                  "LETTER OF CREDIT AGREEMENT": each Application and Agreement for Standby Letter of Credit, in the form provided by the Bank from time to time.

                  "LETTER OF CREDIT COMMITMENT": the commitment of the Bank to issue Letters of Credit under and in accordance with the terms of this Agreement.

                  "LETTER OF CREDIT COMMITMENT AMOUNT": $3,000,000, as reduced from time to time pursuant to Section 2.6.

                  "LETTER OF CREDIT COMMITMENT PERIOD": the period from the date hereof until the Business Day immediately preceding the Maturity Date.

                  "LETTER OF CREDIT EXPOSURE": at any date, the sum, without duplication, of (i) the aggregate amount which may be drawn under all unexpired Letters of Credit outstanding on such date (whether or not the conditions for drawing thereunder have or may be satisfied), and (ii) the aggregate unpaid reimbursement obligations in respect of the Letters of Credit on such date.

                  "LETTER OF CREDIT": as defined in Section 2.9.

                  "LEVERAGE RATIO": at any date of determination, the ratio of
(x) Funded Debt on such date to (y) EBITDA for the period of four fiscal quarters ending on such date.

                  "LIBOR ADVANCES": collectively, the Revolving Credit Loans or the Term Loan, as the case may be, (or any portions thereof), at such time as they (or such portions) are made and/or being maintained at a rate of interest based upon LIBOR.

                  "LIBOR": with respect to the Interest Period applicable to any LIBOR Advance, a rate of interest per annum, as determined by the Bank, obtained by dividing (and then rounding to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, then to the next higher 1/16 of 1%):

                           (a) the rate quoted by the Bank to leading banks in the interbank eurodollar market as the rate at which the Bank is offering Dollar deposits in an amount equal approximately to the LIBOR Advance to which such Interest Period shall apply for a period equal to such Interest Period, as quoted at approximately 11:00 a.m. two Business Days prior to the first day of such Interest Period, by

                           (b) a number equal to 1.00 MINUS the aggregate of the then stated maximum rates during such Interest Period of all reserve requirements (including, without limitation, marginal, emergency, supplemental and special reserves), expressed as a decimal, established by the Board of Governors of the Federal Reserve System and any other banking authority to which the Bank and other major United States money center banks are subject, in respect of eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board of Governors of the Federal Reserve System) or in respect of any other category of liabilities including deposits by reference to which the interest rate on LIBOR Advances is determined or any category of extensions of credit or other assets which includes loans by non-domestic offices of the Bank to United States residents. Such reserve requirements shall include, without limitation, those imposed under such Regulation D. LIBOR Advances shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of credits for proration, exceptions or offsets which may be available from time to time to the Bank under such Regulation D. LIBOR shall be adjusted automatically on and as of the effective date of any change in any such reserve requirement.

                  "LICENSE": as defined in Section 4.15.

                  "LIEN": any mortgage, pledge, hypothecation, assignment, deposit or preferential arrangement, encumbrance, lien (statutory or other), or other security agreement or security interest of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement and any capital or financing lease having substantially the same economic effect as any of the foregoing.

                  "LIQUID INVESTMENTS": (i) normal business banking accounts,
(ii) dollar denominated time deposits, certificates of deposit and bankers acceptances maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank whose (or whose parent company's) unsecured non-credit supported short-term commercial paper rating at the time of such acquisition is the highest credit rating obtainable from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto ("S&P") and Moody's Investors Service, Inc. or any successor thereto ("MOODY'S") or, if rated by only one such rating agency, the highest credit rating obtainable from such rating agency, (iii) securities issued, or directly and fully guaranteed, or insured, by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in full support thereof) having maturities of not more than one year from the date of acquisition, (iv) commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's, (v) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's, and (vi) equity securities traded on any nationally recognized securities exchange in the United States of America.

                  "LOAN DOCUMENTS": collectively, this Agreement, the Note, each Letter of Credit Agreement and the Collateral Documents.

                  "LOANS": the Revolving Credit Loans or the Term Loan, as the case may be.

                  "MARGIN STOCK": any "MARGIN STOCK", as defined in Regulation U of the Board of Governors of the Federal Reserve System, as amended, supplemented or otherwise modified from time to time.

                  "MATERIAL ADVERSE CHANGE": a material adverse change in (i) the financial condition, operations, business, prospects or property of (A) the Borrower or (B) the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower or any of its Subsidiaries to perform its obligations under the Loan Documents to which it is a party or (iii) the ability of the Bank to enforce the Loan Documents.

                  "MATERIAL ADVERSE EFFECT": a material adverse effect on (i) the financial condition, operations, business, prospects or property of (A) the Borrower or (B) the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower or any of its Subsidiaries to perform its obligations under the Loan Documents to which it is a party or (iii) the ability of the Bank to enforce the Loan Documents.

                  "MATURITY DATE": (i) until such time that the Term Loan Election occurs, the date occurring 364 days after the Effective Date, and (ii) after the Term Loan Election occurs (if at all), September 17, 2006; or, in the case of either (i) or (ii), such earlier date on which the Note shall become due and payable, whether by acceleration or otherwise.

                  "MG": MG (Bermuda) Ltd., a corporation formed under the laws of Bermuda.

                  "MULTIEMPLOYER PLAN": a Pension Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "NOTE": as defined in Section 2.3.

                  "NOTICE OF CONVERSION": a notice substantially in the form of Exhibit C.

                  "OPERATING ENTITY": any Person or any business or operating unit of a Person which is, or could be, operated separate and apart from (i) the other businesses and operations of such Person, or (ii) any other line of business or business segment.

                  "ORGANIZATIONAL DOCUMENTS": as to any Person which is (i) a corporation, the certificate or articles of incorporation and by-laws of such Person, (ii) a limited liability company, the limited liability company agreement or similar agreement of such Person, (iii) a partnership, the partnership agreement or similar agreement of such Person, or (iv) any other form of entity or organization, the organizational documents analogous to the foregoing.

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any Governmental Authority succeeding to the functions thereof.

                  "PENSION PLAN": at any date of determination, any Employee Benefit Plan (including a Multiemployer Plan), the funding requirements of which (under Section 302 of ERISA or Section 412 of the Code) are, or at any time within the six years immediately preceding such date, were in whole or in part, the responsibility of the Borrower, any of its Subsidiaries or any ERISA Affiliate.

                  "PERMITTED LIEN": a Lien permitted to exist under Section 8.2.

                  "PERSON": any individual, firm, partnership, limited liability company, joint venture, corporation, association, business enterprise, joint stock company, unincorporated association, trust, Governmental Authority or any other entity, whether acting in an individual, fiduciary, or other capacity, and for the purpose of the definition of "ERISA Affiliate", a trade or business.

                  "PRIME RATE": a rate of interest per annum equal to the rate of interest publicly announced in New York City by the Bank from time to time as its prime commercial lending rate (which rate is not the lowest rate at which the Bank may make extensions of credit), such rate to be adjusted automatically (without notice) on the effective date of any change in such publicly announced rate.

                  "PROHIBITED TRANSACTION": a transaction which is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt under
Section 4975 of the Code or Section 408 of ERISA.

                  "READJUSTMENT RATE": the yield to maturity on or about the date of the applicable Fixed Rate Funding Loss Event on U.S. Treasury Notes trading in the secondary market in reasonable volume at a price as close to par as possible, and with a final maturity closest to the Maturity Date.

                  "REAL PROPERTY": all real property owned or leased by the Borrower or any of its Subsidiaries.

                  "REGULATORY CHANGE": (i) the introduction or phasing in of any law, rule or regulation after the Effective Date, (ii) the issuance or promulgation after the Effective Date of any directive, guideline or request from any central bank or United States or foreign Governmental Authority (whether or not having the force of law), or (iii) any change after the Effective Date in the interpretation of any existing law, rule, regulation, directive, guideline or request by any central bank or United States or foreign Governmental Authority charged with the administration thereof.

                  "REIMBURSEMENT OBLIGATIONS": all of the obligations and liabilities of the Borrower (a) under each Letter of Credit Agreement, and (b) hereunder in respect of the Letters of Credit.

                  "REPORTABLE EVENT": with respect to any Pension Plan, (i) any event set forth in Sections 4043(c) (other than a Reportable Event as to which the 30 day notice requirement is waived by the PBGC under applicable regulations), 4062(c) or 4063(a) of ERISA or the regulations thereunder, (ii) an event requiring the Borrower, any of its Subsidiaries or any ERISA Affiliate to provide security to a Pension Plan under Section 401(a)(29) of the Code, or
(iii) any failure to make any payment required by Section 412(m) of the Code.

                  "RESTRICTED PAYMENT": as to any Person (i) any dividend or other distribution, direct or indirect, on account of any shares of Capital Stock or other equity interest in such Person now or hereafter outstanding (other than a dividend payable solely in shares of such Capital Stock to the holders of such shares), (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition, direct or indirect, of any shares of any class of Capital Stock or other equity interest in such Person now or hereafter outstanding, and (iii) any payment of principal or premium with respect to Indebtedness of such Person to any Affiliate, whether at maturity, upon acceleration, or otherwise.

                  "REVOLVING CREDIT COMMITMENT": the Bank's undertaking during the Revolving Credit Commitment Period to make Revolving Credit Loans, subject to the terms and conditions hereof, in an aggregate outstanding principal amount not exceeding at any time the Revolving Credit Commitment Amount.

                  "REVOLVING CREDIT COMMITMENT AMOUNT": $25,000,000, as reduced from time to time pursuant to Section 2.5.

                  "REVOLVING CREDIT COMMITMENT PERIOD": the period from the date hereof until the Business Day immediately preceding the Revolving Credit Termination Date.

                  "REVOLVING CREDIT LOAN" and "REVOLVING CREDIT LOANS": as defined in Section 2.1.

                  "REVOLVING CREDIT TERMINATION DATE": the date occurring 364 days after the Effective Date.

                  "SALE AND LEASEBACK TRANSACTION": any transaction or series of related transactions pursuant to which a Person sells or transfers any property in connection with the leasing, or the resale against installment payments, of such property to the seller or transferor.

                  "SECURITY AGREEMENT": the Borrower Security Agreement, substantially in the form of Exhibit D, as the same may be amended, supplemented or otherwise modified from time to time.

                  "SENTRY GROUP": The Sentry Group, Inc., a Massachusetts corporation.

                  "SOLVENT": as to any Person, (i) such Person's total assets exceed its total liabilities, AND (ii) such Person is not INSOLVENT, as such term is defined in Section 101(32) of the Bankruptcy Code (11 U.S.C. ss. 101 ET SEq.).

                  "SPECIAL COUNSEL": Emmet, Marvin & Martin, LLP, special counsel to the Bank.

                  "SUBSIDIARY": as to any Person, any corporation, association, partnership, limited liability company, joint venture or other business entity of which such Person or any Subsidiary of such Person, directly or indirectly, either (i) in respect of a corporation, owns or controls more than 50% of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors, irrespective of whether a class or classes shall or might have voting power by reason of the happening of any contingency, or (ii) in respect of an association, partnership, limited liability company, joint venture or other business entity, is entitled to share in more than 50% of the profits and losses, however determined.

                  "SUBSIDIARY GUARANTOR": collectively, Sentry Group, MG and each other each Subsidiary of the Borrower which has executed and delivered to the Bank a Subsidiary Guaranty or a supplement thereto.

                  "SUBSIDIARY GUARANTY": the Subsidiary Guaranty, substantially in the form of Exhibit E, as amended, supplemented or otherwise modified from time to time.

                  "TAXES": any and all present or future income, stamp, franchise or other taxes, levies, imposts, duties, fees, assessments, deductions, withholdings, or other charges of whatever nature, now or hereafter imposed, levied, collected, withheld, or assessed by any jurisdiction, or by any department, agency, state or other political subdivision thereof or therein.

                  "TERM LOAN": as defined in Section 2.2.

                  "TERM LOAN CONVERSION DATE": as defined in Section 2.2.

                  "TERM LOAN ELECTION": as defined in Section 2.2.

                  "TERMINATION EVENT": with respect to any Pension Plan, (i) a Reportable Event, (ii) the termination of a Pension Plan, or the filing of a notice of intent to terminate a Pension Plan, or the treatment of a Pension Plan amendment as a termination under Section 4041(c) of ERISA, (iii) the institution of proceedings to terminate a Pension Plan under Section 4042 of ERISA, or (iv) the appointment of a trustee to administer any Pension Plan under Section 4042 of ERISA.

         1.2.     PRINCIPLES OF CONSTRUCTION

                  (a) All terms defined in this Agreement shall have the meanings given such terms herein when used in the other Loan Documents or any certificate, opinion or other document made or delivered pursuant hereto or thereto, unless otherwise defined therein.

                  (b) As used in the Loan Documents and in any certificate, opinion or other document made or delivered pursuant thereto, accounting terms not defined in Section 1.1, and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in this Agreement, the Bank and the Borrower shall negotiate in good faith to amend such ratio or requirement to reflect such change in GAAP, PROVIDED THAT, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Bank financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

                  (c) The words "hereof", "herein", "hereto" and "hereunder" and similar words when used in a Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof, and Section, schedule and exhibit references contained therein shall refer to Sections thereof or schedules or exhibits thereto unless otherwise expressly provided therein.

                  (d) Unless the context otherwise requires, words in the singular number include the plural, and words in the plural include the singular.

                  (e) Unless specifically provided in a Loan Document to the contrary, any reference to a time shall refer to such time in New York City.

                  (f) Unless specifically provided in a Loan Document to the contrary, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

                  (g) References in any Loan Document to a fiscal period shall refer to that fiscal period of the Borrower.

2.       AMOUNT AND TERMS OF LOANS

         2.1.     REVOLVING CREDIT LOANS

                  Subject to the terms and conditions hereof, the Bank agrees to make revolving credit loans (each a "REVOLVING CREDIT LOAN" and collectively with all other Revolving Credit Loans, the "REVOLVING CREDIT LOANS") to the Borrower from time to time during the Revolving Credit Commitment Period; PROVIDED THAT the aggregate principal amount of the Revolving Credit Loans outstanding at any time shall not exceed (a) the Revolving Credit Commitment Amount MINUS (b) the Letter of Credit Exposure. During the Revolving Credit Commitment Period, the Borrower may borrow, prepay in whole or in part and reborrow under the Revolving Credit Commitment, all in accordance with the terms and conditions of this Agreement. Subject to the provisions of Sections 2.4 and 3.3, at the option of the Borrower, Revolving Credit Loans may be made as (i) one or more ABR Advances, (ii) one or more LIBOR Advances or (iii) any combination thereof.

         2.2.     TERM LOAN

                  (a) On the Revolving Credit Termination Date, provided that no Default or Event of Default shall then exist, the outstanding principal balance of the Revolving Credit Loans may, at the option of the Borrower, be (i) repaid in full, or (ii) converted into a term loan (the "TERM LOAN", such date then becoming the "TERM LOAN CONVERSION DATE"). The Borrower shall give the Bank at least 15, but not more than 60, days prior notice of its election to convert the Revolving Credit Loans to the Term Loan (the "TERM LOAN ELECTION"). At the option of the Borrower, the Term Loan may be made or, subject to the provisions of Section 3.3, maintained, as (i) one or more ABR Advances, (ii) one or more LIBOR Advances, (iii) a Fixed Rate Advance or (iv) any combination thereof.

                  (b) The principal amount of the Term Loan shall be payable in 60 consecutive monthly installments of principal, each in an amount equal to 1/60 of the original principal amount of the Term Loan and commencing on the first day of the first month immediately following the Term Loan Conversion Date, PROVIDED, HOWEVER, that notwithstanding the foregoing the final installment shall be in the amount necessary to repay the outstanding principal amount of the Term Loan.

         2.3.     NOTE

                  The Loans shall be evidenced by a promissory note (the "NOTE") substantially in the form of Exhibit A, with appropriate insertions therein, payable to the order of the Bank, dated the Effective Date, and in a principal amount equal to the Revolving Credit Commitment Amount.

         2.4.     PROCEDURE FOR BORROWING

                  (a) The Borrower may borrow under the Revolving Credit Commitment on any Business Day during the Revolving Credit Commitment Period, PROVIDED THAT the Borrower shall have delivered a Borrowing Request to the Bank, which shall be sent by telecopy (confirmed promptly, and in any event within five Business Days, by the delivery to the Bank of a manually signed counterpart), no later than: 11:00 a.m. of the third Business Day prior to the requested Borrowing Date, in the case of LIBOR Advances, and 11:00 a.m. on the requested Borrowing Date, in the case of ABR Advances, specifying (A) the aggregate principal amount to be borrowed, (B) the requested Borrowing Date, (C) whether such borrowing is to consist of one or more LIBOR Advances, an ABR Advance, or a combination thereof and (D) if the borrowing is to consist of one or more LIBOR Advances, the length of the Interest Period for each such LIBOR Advance. Each (i) LIBOR Advance made on each Borrowing Date, when aggregated with all amounts to be converted to a LIBOR Advance on such date and having the same Interest Period as the LIBOR Advance to be made, shall equal no less than $500,000 or a whole multiple of $100,000 in excess thereof, and (ii) ABR Advance made on each Borrowing Date shall equal no less than $100,000 or an integral multiple thereof (or, if less, the Available Revolving Credit Commitment on such date).

                  (b) Subject to the satisfaction of the terms and conditions of this Agreement, as determined by the Bank, the requested Loans shall be made available by the Bank on the requested Borrowing Date to the Borrower at the office of the Bank specified in Section 10.2 by crediting the account of the Borrower on the books of such office with the amount of such requested Loans.

                  (c) If the Bank makes a new Loan on a Borrowing Date on which the Borrower is to repay a Loan, the Bank shall apply the proceeds of the new Loan to make such repayment, and only the excess of the proceeds of the new Loan over the Loan being repaid need be made available to the Borrower.

         2.5.     TERMINATION OF COMMITMENT; REDUCTION OF COMMITMENT AMOUNT

                  (a) The Borrower shall have the right, upon at least three Business Days' prior written notice to the Bank, to terminate the Revolving Credit Commitment or from time to time to permanently reduce the Revolving Credit Commitment Amount, PROVIDED THAT (x) any such reduction shall be in the amount of $1,000,000 or a whole multiple of $500,000 in excess thereof, and (y) the Revolving Credit Commitment Amount may not be reduced to less than $1,000,000 without terminating the Revolving Credit Commitment. Simultaneously with each reduction of the Revolving Credit Commitment Amount under this Section, the Borrower shall pay the Commitment Fee accrued on the amount by which the Revolving Credit Commitment Amount has been reduced.

                  (b) REDUCTION OF THE LETTER OF CREDIT COMMITMENT AMOUNT. The Letter of Credit Commitment Amount shall not be reduced until such time as the Revolving Credit Commitment Amount shall equal such Letter of Credit Commitment Amount, and thereafter shall in each case be reduced, automatically, by a sum equal to the amount of each such reduction in the Revolving Credit Commitment Amount.

         2.6.     PREPAYMENTS OF THE LOANS; PAYMENT ON MATURITY

                  (a) VOLUNTARY PREPAYMENTS. The Borrower may, at its option, prepay the Loans without premium or penalty (but subject to Section 3.4), in full at any time or in part from time to time by notifying the Bank in writing no later than 12:00 noon on the proposed prepayment date, in the case of Loans consisting of ABR Advances or a Fixed Rate Advance, and at least three Business Days prior to the proposed prepayment date, in the case of Loans consisting of LIBOR Advances, specifying whether the Advances to be prepaid are ABR Advances, LIBOR Advances, a Fixed Rate Advance or a combination thereof, the amount to be prepaid and the date of prepayment. Each such notice shall be irrevocable and the amount specified in each such notice, together with interest accrued on such amount to the date of prepayment, shall be due and payable on the date specified. Each partial prepayment pursuant to this subsection shall be in an aggregate principal amount of $250,000 or a whole multiple of $50,000 in excess thereof, or, if less, the outstanding principal balance of the Revolving Credit Loans or Term Loan, as the case may be. After giving effect to any partial prepayment with respect to LIBOR Advances which were made (whether as the result of a borrowing or a conversion) on the same date and which had the same Interest Period, the outstanding principal balance of such LIBOR Advances shall exceed (subject to Section 3.3) $500,000 or a whole multiple of $100,000 in excess thereof.

                  (b) MANDATORY PREPAYMENTS RELATING TO SALES OF CAPITAL STOCK. An amount equal to 100% of the net proceeds of any public secondary offering of Capital Stock of the Borrower shall be applied to prepay the Loans within one Business Day after the receipt thereof by the Borrower.

                  (c) MANDATORY PREPAYMENTS RELATING TO TERMINATIONS OF THE REVOLVING CREDIT COMMITMENT AND REDUCTIONS OF THE REVOLVING CREDIT COMMITMENT AMOUNT. (i) Simultaneously with the termination of the Revolving Credit Commitment under Section 2.5, the Borrower shall prepay the Revolving Credit Loans in full; and (ii) simultaneously with a reduction of the Revolving Credit Commitment Amount under Section 2.5, the Borrower shall prepay the Revolving Credit Loans by the aggregate amount, if any, by which the sum of the aggregate principal amount of the Revolving Credit Loans PLUS the Letter of Credit Exposure exceeds the Revolving Credit Commitment Amount as so reduced.

                  (d) PREPAYMENTS GENERALLY. With each prepayment of a Loan, the Borrower shall pay all interest accrued on the principal amount prepaid to the date of prepayment. Each prepayment of the Term Loan shall be applied against the remaining installments of principal required to be paid pursuant to Section 2.2(b) in the inverse order of the maturity thereof. Unless otherwise specified by the Borrower, each prepayment of Loans shall first be applied to ABR Advances.

                  (e) MATURITY. The outstanding principal balance of the Loans, all accrued and unpaid interest thereon and all fees and expenses payable hereunder shall be due and payable on the Maturity Date.

         2.7.     PAYMENTS

                  (a) Each payment of principal and interest on the Loans and of all of the fees to be paid to the Bank in connection with this Agreement shall be made by the Borrower prior to 1:00 p.m. on the date such payment is due to the Bank at the Bank's office specified in Section 10.2, in each case in lawful money of the United States, in immediately available funds and without set-off or counterclaim. The failure of the Borrower to make any such payment by such time shall not constitute a Default, PROVIDED THAT such payment is made on such due date, but any such payment made after 1:00 p.m. on such due date shall be deemed to have been made on the next Business Day for the purpose of calculating interest on amounts outstanding on the Loans.

                  (b) If any payment hereunder or under the Note shall be due and payable on a day which is not a Business Day, the due date thereof (except as otherwise provided in the definition of Interest Period) shall be extended to the next Business Day and (except with respect to payments in respect of the Fees) interest shall be payable at the applicable rate specified herein during such extension, provided, however that if such next Business Day is after the Maturity Date, any such payment shall be due on the immediately preceding Business Day.

         2.8.     USE OF PROCEEDS

                  The Borrower agrees that the proceeds of the Revolving Credit Loans shall be used solely, directly or indirectly, to (i)
********************************************************************************
(ii) fund other Acquisitions, (iii) refinance the Existing Indebtedness, and
(iv) provide working capital for the Borrower and its Subsidiaries and for their general corporate purposes not inconsistent with the provisions hereof. No part of the proceeds of any Loan nor any Letter of Credit will be used, directly or indirectly, for a purpose which violates any law, including, without limitation, the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System, as amended.

         2.9.     LETTER OF CREDIT SUB-FACILITY

                  (a) Subject to the terms and conditions of this Agreement, the Bank agrees to issue standby letters of credit (each, a "LETTER OF CREDIT") during the Letter of Credit Commitment Period for the account of the Borrower, PROVIDED THAT immediately after the issuance of each Letter of Credit (i) the Letter of Credit Exposure shall not exceed the Letter of Credit Commitment Amount, and (ii) the sum of the aggregate principal amount of the Revolving Credit Loans PLUS the Letter of Credit Exposure would not exceed the Revolving Credit Commitment Amount. Each of the Existing L/Cs shall be deemed to have been issued under the Letter of Credit Commitment.

                  (b) Each Letter of Credit shall have an expiration date which shall not be later than the Business Day immediately preceding the Maturity Date, PROVIDED HOWEVER, that the Bank may agree, in its sole discretion, to issue Letters of Credit which have an expiration date later than the Revolving Credit Termination Date, at such time or times PRIOR TO the Term Loan Election having occurred. In the event that any Letters of Credit remain outstanding on the Maturity Date, whether the Maturity Date has occurred because of the Term Loan Election not having occurred or otherwise, the Borrower shall deposit with the Bank on the Maturity Date an amount equal to the Letter of Credit Exposure on the Maturity Date in a cash collateral account under the exclusive control of the Bank.

                  (c) Each Letter of Credit shall be issued for the account of the Borrower in support of an obligation of the Borrower in favor of a beneficiary who has requested the issuance of such Letter of Credit as a condition to a transaction entered into in connection with the business of the Borrower. The Borrower shall give the Bank a Letter of Credit Agreement for such Letter of Credit by 12:00 noon on the requested date of issuance of a Letter of Credit. Each Letter of Credit shall be in form and substance reasonably satisfactory to the Bank, with such provisions with respect to the conditions under which a drawing may be made thereunder and the documentation required in respect of such drawing as the Bank shall reasonably require.

                  (d) In determining whether to pay under any Letter of Credit, the Bank shall have no obligation to the Borrower other than to confirm that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Upon each payment by the Bank under a Letter of Credit, the Borrower shall reimburse the Bank for the amount thereof upon demand therefor by the Bank. If all or any portion of any Reimbursement Obligation in respect of a Letter of Credit shall not be paid when due (whether upon demand, by acceleration or otherwise), such overdue amount shall bear interest, payable upon demand by the Bank, at a rate per annum equal to the Alternate Base Rate PLUS the Applicable Margin applicable to ABR Advances PLUS 2%, from the date of such nonpayment until paid in full (whether before or after the entry of a judgment thereon).

                  (e) Notwithstanding anything to the contrary contained in any Letter of Credit Agreement, to the extent that the terms of this Agreement shall be inconsistent with the terms of such Letter of Credit Agreement, the terms of this Agreement shall govern.

         2.10.    ABSOLUTE OBLIGATION WITH RESPECT TO LETTER OF CREDIT PAYMENTS

                  The Borrower's obligation to reimburse the Bank for each payment under or in respect of a Letter of Credit shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the beneficiary of such Letter of Credit, the Bank or any other Person, including any defense based on the failure of any drawing to conform to the terms of such Letter of Credit, any drawing document proving to be forged, fraudulent or invalid, or the illegality, invalidity, irregularity or unenforceability of such Letter of Credit, this Agreement or any other Loan Document, PROVIDED THAT with respect to any Letter of Credit, the foregoing shall not relieve the Bank of any liability it may have to the Borrower for any actual damages sustained by the Borrower arising from a wrongful payment under such Letter of Credit made as a result of the Bank's gross negligence or willful misconduct.

3.       INTEREST, FEES, YIELD PROTECTIONS, ETC.

         3.1.     INTEREST RATE AND PAYMENT DATES

                  (a) PRIOR TO MATURITY. Except as otherwise provided in Sections 3.1(b) and 3.1(c), prior to maturity, the Loans shall bear interest on the outstanding principal balance thereof at the applicable interest rate or rates per annum set forth below:

                ADVANCES                       INTEREST RATE

         Each ABR Advance               Alternate Base Rate PLUS
                                          the Applicable Margin

         Each LIBOR Advance             LIBOR for the applicable Interest Period
                                          PLUS the Applicable Margin

         A Fixed Rate Advance           The Fixed Rate

                  (b) LATE CHARGES. If all or any portion of the principal balance of or interest payable on any of the Loans or any other amount payable under the Loan Documents shall not be paid when due (whether at the stated maturity thereof, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum (whether before or after the entry of a judgment thereon) equal to 2% PLUS the rate which would otherwise be applicable pursuant to Section 3.1(a), from the date such amount was due to the date such amount is paid in full. For purposes of the preceding sentence, the rate applicable pursuant to Section 3.1(a) to any overdue principal, interest or other amount payable under the Loan Documents shall be (i) in the case of an overdue principal balance of any LIBOR Advance, the applicable LIBOR PLUS the Applicable Margin until the last day of the applicable Interest Period (or the earlier termination thereof pursuant to this Agreement) and thereafter at the Alternate Base Rate and (ii) in all other cases, the Alternate Base Rate. All such interest shall be payable on demand.

                  (c) COMPUTATION. Interest on (i) ABR Advances to the extent based on the Prime Rate shall be calculated on the basis of a 365 or 366-day year (as the case may be), and (ii) ABR Advances to the extent based on the Federal Funds Rate, on LIBOR Advances and on a Fixed Rate Advance shall be calculated on the basis of a 360-day year for the actual number of days elapsed. Except as otherwise provided in Section 3.1(b), interest shall be payable in arrears on each Interest Payment Date and upon each payment (including prepayment) of the Loans. Any change in the interest rate on the Loans resulting from a change in the Alternate Base Rate or reserve requirements shall become effective as of the opening of business on the day on which such change shall become effective. Each determination of the Alternate Base Rate or a LIBOR by the Bank pursuant to this Agreement shall be conclusive and binding on all parties hereto absent manifest error. At no time shall the interest rate payable on the Loans, together with the fees and all other amounts payable under the Loan Documents to the Bank, to the extent the same are construed to constitute interest, exceed the maximum rate of interest permitted by applicable law.

         3.2.     FEES

                  (a) COMMITMENT FEE. The Borrower agrees to pay to the Bank a fee on the amount of the average daily difference between the outstanding Revolving Credit Loans and the Revolving Credit Commitment Amount at the rate of 0.25% per annum (the "COMMITMENT FEE"). The Commitment Fee shall be payable quarterly in arrears, calculated through the last day of each March, June, September and December of each year, commencing on the first such day following the Effective Date, and ending on the Revolving Credit Termination Date. The Commitment Fee shall be calculated on the basis of a 365 or 366 day year, as the case may be, for the actual number of days elapsed. As soon as possible on or after each quarter-end date, the Bank shall notify the Borrower of the Commitment Fee due for the preceding quarter, and the Borrower shall remit payment thereof to the Bank within ten (10) Business Days thereafter.

                  (b) FACILITY FEE. The Borrower agrees to pay to the Bank a fee based upon the total Revolving Credit Commitment Amount (the "FACILITY FEE") in the amount of $125,000. Prior to the Effective Date, the Borrower has paid to the Bank $25,000 of the Facility Fee. The remainder of the Facility Fee shall be payable on the Effective Date.

                  (c) LETTER OF CREDIT FEES. The Borrower agrees to pay to the Bank the Bank's standard fees with respect to each Letter of Credit, plus an issuance fee equal to 1.50% of the face amount of such Letter of Credit.

         3.3.     CONVERSIONS

                  (a) Provided no Default or Event of Default shall exist, the Borrower may elect from time to time to convert one or more LIBOR Advances to ABR Advances by submitting a duly executed Notice of Conversion to the Bank at least one Business Day prior to such election, which notice shall be irrevocable, specifying the amount to be converted, PROVIDED THAT any such conversion of LIBOR Advances shall only be made on the last day of the Interest Period applicable thereto. In addition, the Borrower may elect from time to time to (i) convert ABR Advances to LIBOR Advances and (ii) continue LIBOR Advances as new LIBOR Advances, in each case by giving the Bank at least three Business Days' prior irrevocable notice of such election, specifying the amount to be so converted and the initial Interest Period relating thereto, PROVIDED THAT any such conversion of ABR Advances to LIBOR Advances shall only be made on a Business Day and any such conversion of LIBOR Advances to new LIBOR Advances shall only be made on the last day of the Interest Period applicable to the LIBOR Advances which are to be converted to such new LIBOR Advances. Advances may be converted pursuant to this Section in whole or in part, PROVIDED THAT the amount to be converted to a LIBOR Advance, when aggregated with any LIBOR Advance to be made on such date in accordance with Section 2.5(a) and having the same Interest Period, shall be $500,000 or a whole multiple of $100,000 in excess thereof.

                  (b) Provided no Default or Event of Default shall exist, the Borrower may elect at any one time on or after the Term Loan Conversion Date to convert one or more LIBOR Advances and/or ABR Advances to a Fixed Rate Advance by giving the Bank at least three Business Day's prior irrevocable notice of such election, specifying the amount to be converted, PROVIDED THAT any such conversion of LIBOR Advances shall only be made on the last day of the Interest Period applicable thereto. The Fixed Rate Advance shall have a maturity on the Maturity Date and shall be in an amount equal to $500,000 or a whole multiple of $100,000 in excess thereof.

                  (c) Upon the occurrence and during the continuance of a Default or an Event of Default, all LIBOR Advances shall be automatically converted to ABR Advances on the last day of the applicable Interest Period.

                  (d) Each conversion shall be effected by the Bank by applying the proceeds of the new ABR Advance, LIBOR Advance or Fixed Rate Advance, as the case may be, to the Advances (or portion thereof) being converted. Any such conversion shall not constitute a borrowing for purposes of Section 6.

                  (e) If the Borrower shall have failed to elect to continue a LIBOR Advance as a new LIBOR Advance prior to the expiration of its Interest Period, the amount of the Loan represented by such Advance shall be automatically converted to an ABR Advance at the expiration of its Interest Period.

         3.4.     INDEMNIFICATION FOR LOSS

                  (a) Notwithstanding anything contained herein to the contrary, if the Borrower shall fail for any reason to borrow or convert an Advance after it shall have given notice to do so in which it shall have requested a LIBOR Advance, or if a LIBOR Advance shall be terminated for any reason prior to the last day of the Interest Period applicable thereto, or if any repayment or prepayment of the principal amount of a LIBOR Advance is made by the Borrower for any reason on a date which is prior to the last day of the Interest Period applicable thereto, the Borrower agrees to indemnify the Bank against, and to pay on demand directly to the Bank the amount (calculated by the Bank using any method chosen by the Bank which is customarily used by the Bank for such purpose) equal to any loss or out-of-pocket expense suffered by the Bank as a result of such failure to borrow or convert, or such termination, repayment or prepayment, including any loss, cost or expense suffered by the Bank in liquidating or employing deposits acquired to fund or maintain the funding of such LIBOR Advance, or redeploying funds prepaid or repaid, in amounts which correspond to such LIBOR Advance, and any internal processing charge customarily charged by the Bank in connection therewith.

                  (b) If (i) for any reason after the Borrower has sent a Notice of Conversion pursuant to Section 3.3(b) requesting a Fixed Rate Advance, or
(ii) after the Borrower has borrowed a Fixed Rate Advance, a Fixed Rate Funding Loss Event shall occur, the Borrower agrees to indemnify the Bank against, and to promptly pay on demand directly to the Bank, any loss or expense suffered by the Bank as a result of such Fixed Rate Funding Loss Event. Any such loss (a "FIXED RATE FUNDING Loss") shall equal the net present value (if positive) of the product of (x) the Fixed Rate MINUS the Readjustment Rate in respect of such installment or part thereof multiplied by (y) a fraction, the numerator of which is the number of days from and including the date of the Fixed Rate Funding Loss Event to the date such installment, or part thereof subject to such Fixed Rate Funding Loss, would otherwise have been due had such Fixed Rate Funding Loss Event not occurred, and the denominator of which is 360. Net present value shall be calculated on a monthly basis using the Readjustment Rate as the discount rate.

         3.5.     CAPITAL ADEQUACY

                  If the amount of capital required or expected to be maintained by the Bank or any Person directly or indirectly owning or controlling the Bank (each a "CONTROL PERSON"), shall be affected by the occurrence of a Regulatory Change and the Bank shall have determined that such Regulatory Change shall have had or will thereafter have the effect of reducing (i) the rate of return on the Bank's or such Control Person's capital, or (ii) the asset value to the Bank or such Control Person of the Loans made or maintained by the Bank or the Reimbursement Obligations, in any case to a level below that which the Bank or such Control Person could have achieved or would thereafter be able to achieve but for such Regulatory Change (after taking into account the Bank's or such Control Person's policies regarding capital adequacy) by an amount deemed by the Bank to be material to the Bank or Control Person, then, within ten days after demand by the

Bank, the Borrower shall pay to the Bank or such Control Person such additional amount or amounts as shall be sufficient to compensate the Bank or such Control Person, as the case may be, for such reduction.

         3.6.     REIMBURSEMENT FOR INCREASED COSTS

                  If the Bank shall determine that a Regulatory Change:

                           (a) does or shall subject it to any Taxes of any kind whatsoever with respect to any LIBOR Advances or its obligations under this Agreement to make LIBOR Advances, or change the basis of taxation of payments to it of principal, interest or any other amount payable hereunder in respect of its LIBOR Advances, or impose on the Bank any other condition, including any Taxes required to be withheld from any amounts payable under the Loan Documents (except for imposition of, or change in the rate of, tax on the overall net income of the Bank); or

                           (b) does or shall impose, modify or make applicable any reserve, special deposit, compulsory loan, assessment, increased cost or similar requirement against assets held by, or deposits of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of the Bank in respect of its LIBOR Advances which is not otherwise included in the determination of a LIBOR;

and the result of any of the foregoing is to increase the cost to the Bank of making, renewing, converting or maintaining its LIBOR Advances or its commitment to make such LIBOR Advances, or to reduce any amount receivable hereunder in respect of its LIBOR Advances, then, in any such case, the Borrower shall pay the Bank within ten days after demand therefor, such additional amount as is sufficient to compensate the Bank for such additional cost or reduction in such amount receivable which the Bank deems to be material as determined by the Bank; provided, however, that nothing in this Section shall require the Borrower to indemnify the Bank with respect to withholding Taxes for which the Borrower has no obligation under Section 3.9. No failure by the Bank to demand, and no delay in demanding, compensation for any increased cost shall constitute a waiver of its right to demand such compensation at any time. A statement setting forth the calculations of any additional amounts payable pursuant to this Section submitted by the Bank to the Borrower shall be conclusive absent manifest error.

         3.7.     ILLEGALITY OF FUNDING

                  Notwithstanding any other provision hereof, if the Bank shall reasonably determine that any law, regulation, treaty or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for the Bank to make or maintain any LIBOR Advance as contemplated by this Agreement, the Bank shall promptly notify the Borrower thereof, and (i) the commitment of the Bank to make such LIBOR Advances or convert ABR Advances to LIBOR Advances shall forthwith be suspended, (ii) the Bank shall fund each requested LIBOR Advance as an ABR Advance and (iii) the Loans then outstanding as such LIBOR Advances shall be converted automatically to ABR Advances on the last day of the then current Interest Period applicable thereto or at such earlier time as may be required by law. If the commitment of the Bank with respect to LIBOR Advances is suspended pursuant to this Section and the Bank shall have obtained actual knowledge that it is once again legal for the Bank to make or maintain LIBOR Advances, the Bank shall promptly notify the Borrower thereof and, upon receipt of such notice by the Borrower, the Bank's commitment to make or maintain LIBOR Advances shall be reinstated.

3.8.     SUBSTITUTED INTEREST RATE

                  In the event that (i) the Bank shall have determined (which determination shall be conclusive and binding upon the Borrower) that by reason of circumstances affecting the interbank eurodollar market either adequate and reasonable means do not exist for ascertaining LIBOR applicable pursuant to Section 3.1 or (ii) the Bank shall have determined (which determination shall be conclusive and binding on the Borrower) that the applicable LIBOR will not adequately and fairly reflect the cost to the Bank of maintaining or funding loans bearing interest based on such LIBOR, with respect to any portion of the Loans that the Borrower has requested be made as or converted to LIBOR Advances (each, an "AFFECTED ADVANCE"), the Bank shall promptly notify the Borrower (by telephone or otherwise, to be promptly confirmed in writing) of such determination, on or, to the extent practicable, prior to the requested Borrowing Date or Conversion Date for such Affected Advances. If the Bank shall give such notice, (a) any Affected Advances shall be made as ABR Advances, (b) the Advances (or any portion thereof) that were to have been converted to Affected Advances shall be converted to ABR Advances and (c) any outstanding Affected Advances shall be converted, on the last day of the then current Interest Period with respect thereto, to ABR Advances. Until any notice under clauses (i) or (ii), as the case may be, of this section has been withdrawn by the Bank (by notice to the Borrower promptly upon either (x) the Bank having determined that such circumstances affecting the interbank eurodollar market no longer exist and that adequate and reasonable means do exist for determining LIBOR pursuant to
Section 3.1 or (y) the Bank having determined that circumstances no longer render the Advances (or any portion thereof) Affected Advances), no further LIBOR Advances shall be required to be made by the Bank, nor shall the Borrower have the right to convert all or any portion of the Loans to or as LIBOR Advances.

         3.9.     TAXES

                  All payments made by each Credit Party under the Loan Documents shall be made free and clear of, and without reduction for or on account of, any Taxes required by law to be withheld from any amounts payable under the Loan Documents. In the event that such Credit Party is prohibited by law from making payments hereunder free of deductions or withholdings, then such Credit Party shall pay such additional amounts to the Bank as may be necessary in order that the actual amounts received by the Bank in respect of interest and any other amounts payable under the Loan Documents after deduction or withholding (and after payment of any additional Taxes or other charges due as a consequence of the payment of such additional amounts) shall equal the amount that would have been received if such deduction or withholding were not required.

         3.10.    OPTION TO FUND

                  The Bank has indicated that, if the Borrower requests a LIBOR Advance, the Bank may wish to purchase one or more deposits in order to fund or maintain its funding of such LIBOR Advance during the Interest Period with respect thereto; it being understood that the provisions of this Agreement relating to such funding are included only for the purpose of determining the rate of interest to be paid in respect of such LIBOR Advance and any amounts owing under Sections 3.4 and 3.6. The Bank shall be entitled to fund and maintain its funding of all or any part of each LIBOR Advance in any manner it sees fit, but all such determinations hereunder shall be made as if the Bank had actually funded and maintained each LIBOR Advance during the applicable Interest Period through the purchase of deposits in an amount equal to such LIBOR Advance having a maturity corresponding to such Interest Period. The Bank may fund each LIBOR Advance from or for the account of any branch or office of the Bank as the Bank may choose from time to time.

4.       REPRESENTATIONS AND WARRANTIES

         In order to induce the Bank to enter into this Agreement and to make the Loans to the Borrower, the Borrower represents and warrants that:

         4.1.     SUBSIDIARIES; CAPITALIZATION

                  As of the Effective Date, the only Subsidiaries of the Borrower are Sentry Group and MG, and the authorized, issued and outstanding Capital Stock of the Borrower and each such Subsidiary is as set forth on
Schedule 4.1. As of the Effective Date, except as set forth on Schedule 4.1, (i) the shares of, or partnership or other interests in, each Subsidiary of the Borrower are owned beneficially and of record by the Borrower or another Subsidiary of the Borrower, are free and clear of all Liens, and are duly authorized, validly issued, fully paid and nonassessable, (ii) neither the Borrower nor any of its Subsidiaries has issued any securities convertible into, or options or warrants for, any common or preferred equity securities thereof,
(iii) there are no agreements, voting trusts or understandings binding upon the Borrower or any of its Subsidiaries with respect to the voting securities of the Borrower or any of its Subsidiaries or affecting in any manner the sale, pledge, assignment or other disposition thereof, including any right of first refusal, option, redemption, call or other right with respect thereto, whether similar or dissimilar to any of the foregoing, and (iv) all of the outstanding Capital Stock of each Subsidiary of the Borrower is owned by the Borrower or another Subsidiary of the Borrower.

         4.2.     EXISTENCE AND POWER

                  The Borrower and each of its Subsidiaries is duly organized or formed and validly existing in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, has all requisite power and authority to own its property and to carry on its business as now conducted, and is in good standing and authorized to do business in each jurisdiction in which the nature of the business conducted therein or the property owned by it therein makes such qualification necessary.

         4.3.     AUTHORITY AND EXECUTION

                  The Borrower and each of its Subsidiaries has full legal power and authority to enter into, execute, deliver and perform the terms of the Loan Documents and the Acquisition Documents to which it is a party, all of which have been duly authorized by all proper and necessary corporate, partnership or other applicable action and are in full compliance with its Organizational Documents. The Borrower and each of its Subsidiaries has duly executed and delivered the Loan Documents to which it is a party.

         4.4.     BINDING AGREEMENT

                  The Loan Documents (other than the Note) constitute, and the Note, when issued and delivered pursuant hereto for value received, will constitute, the valid and legally binding obligations of each Credit Party, in each case, to the extent it is a party thereto, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally.

         4.5.     LITIGATION

                  There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority (whether purportedly on behalf of the Borrower, any of its Subsidiaries or any other Credit Party) pending or, to the knowledge of the Borrower, threatened against the Borrower, any of its Subsidiaries or any other Credit Party or which may affect the property or rights of the Borrower, any of its Subsidiaries or any other Credit Party, which
(i) could reasonably be expected to have a Material Adverse Effect, (ii) call into question the validity or enforceability of, or otherwise seek to invalidate, any Loan Document, or (iii) might, individually or in the aggregate, materially and adversely affect any of the transactions contemplated by the Loan Documents.

         4.6.     REQUIRED CONSENTS

                  Except for information filings required to be made in the ordinary course of business which are not a condition to the performance by the Borrower or any of its Subsidiaries under the Loan Documents to which it is a party, no consent, authorization or approval of, filing with, notice to, or exemption by, stockholders or holders of any other equity interest, any Governmental Authority or any other Person is required to authorize, or is required in connection with the execution, delivery and performance of the Loan Documents to which the Borrower or any of its Subsidiaries or any other Credit Party is a party or is required as a condition to the validity or enforceability of the Loan Documents to which any of the same is a party.

         4.7.     ABSENCE OF DEFAULTS; NO CONFLICTING AGREEMENTS

                  (a) Neither the Borrower, nor any of its Subsidiaries or any other Credit Party is in default under any mortgage, indenture, contract or agreement to which it is a party or by which it or any of its property is bound, the effect of which default could reasonably be expected to have a Material Adverse Effect. The execution, delivery or carrying out of the terms of the Loan Documents will not constitute a default under, or result in the creation or imposition of, or obligation to create, any Lien upon any property of the Borrower or any of its Subsidiaries or result in a breach of or require the mandatory repayment of or other acceleration of payment under or pursuant to the terms of any such mortgage, indenture, contract or agreement.

                  (b) Neither the Borrower, any of its Subsidiaries nor any other Credit Party is in default with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Authority which default could reasonably be expected to have a Material Adverse Effect.

         4.8.     COMPLIANCE WITH APPLICABLE LAWS

                  The Borrower and each of its Subsidiaries is complying in all material respects with all statutes, regulations, rules and orders of all Governmental Authorities which are applicable to the Borrower or such Subsidiary, a violation of which could reasonably be expected to have a Material Adverse Effect.

         4.9.     TAXES

                  The Borrower and each of its Subsidiaries has filed or caused to be filed all tax returns required to be filed and has paid, or has made adequate provision for the payment of, all taxes shown to be due and payable on said returns or in any assessments made against it (other than those being contested as required under Section 7.4) which would be material to the Borrower or any of its Subsidiaries, and no tax Liens have been filed with respect thereto. The charges, accruals and reserves on the books of the Borrower and each of its Subsidiaries with respect to all taxes are, to the best knowledge of the Borrower, adequate for the payment of such taxes, and the Borrower knows of no unpaid assessment which is due and payable against the Borrower or any of its Subsidiaries or any claims being asserted which could reasonably be expected to have a Material Adverse Effect, except such thereof as are being contested as required under Section 7.4, and for which adequate reserves have been set aside in accordance with GAAP.

         4.10.    GOVERNMENTAL REGULATIONS

                  Neither the Borrower, any of its Subsidiaries nor any Person controlled by, controlling, or under common control with, the Borrower or any of its Subsidiaries, is subject to regulation under the Investment Company Act of 1940, as amended, or is subject to any statute or regulation which prohibits or restricts the incurrence of Indebtedness.

         4.11.    FEDERAL RESERVE REGULATIONS; USE OF LOAN PROCEEDS

                  Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. After giving effect to the making of each Loan, Margin Stock will constitute less than 25% of the assets (as determined by any reasonable method) of the Borrower and its Subsidiaries.

         4.12.    PLANS

                  The only Pension Plans in effect as of the Effective Date are listed on Schedule 4.12. Each Employee Benefit Plan is in compliance with ERISA and the Code, where applicable, in all material respects. The Borrower and each of its Subsidiaries and ERISA Affiliates has complied with the requirements of
Section 515 of ERISA with respect to each Pension Plan which is a Multiemployer Plan. As of the Effective Date, the Borrower and its Subsidiaries and ERISA Affiliates have no liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of purchaser default). The Borrower and its Subsidiaries and ERISA Affiliates have, as of the Effective Date, made all contributions or payments to or under each such Pension Plan required by law or the terms of such Pension Plan or any contract or agreement with respect thereto. No material liability to the PBGC has been, or is expected by the Borrower, any of its Subsidiaries or any ERISA Affiliate to be, incurred by the Borrower, any such Subsidiary or any ERISA Affiliate. Each Employee Benefit Plan which is a group health plan within the meaning of Section 5000(b)(1) of the Code is in material compliance with the continuation of health care coverage requirements of Section 4980B of the Code.

         4.13.    FINANCIAL STATEMENTS

                  The Borrower has heretofore delivered to the Bank copies of the audited consolidated balance sheets of the Borrower as of December 31, 1998 and December 31, 1999 and the related consolidated statements of operations, stockholder's equity and cash flows for the fiscal years then ended (with the related notes and schedules, the "FINANCIAL STATEMENTS"). The Financial Statements fairly present the consolidated financial condition and results of the operations of the Borrower and its Subsidiaries as of the dates and for the periods indicated therein and have been prepared in conformity with GAAP. Except as reflected in the Financial Statements or in the notes thereto, neither the Borrower nor any of its Subsidiaries has any obligation or liability of any kind (whether fixed, accrued, Contingent, unmatured or otherwise) which, in accordance with GAAP, should have been shown on the Financial Statements and was not. Since the date of the Financial Statements, the Borrower has conducted its business only in the ordinary course and there has been no Material Adverse Change.

         4.14.    PROPERTY

                  The Borrower and each of its Subsidiaries has (i) good and marketable title to all of its property, title to which is material to the Borrower or such Subsidiary and (ii) a valid leasehold interest in all property, a leasehold interest in which is material to the Borrower or such Subsidiary, in each case subject to no Liens, except Permitted Liens.

         4.15.    INTELLECTUAL PROPERTY; LICENSES

                  (a) The Borrower and each of its Subsidiaries owns, or has the legal right to use, all United States trademarks, trademark applications, trade names, service marks, and copyrights and all technology, know-how, and processes necessary for each of them to conduct its business as currently conducted (the "INTELLECTUAL PROPERTY"), except for those the failure to own or have the legal right to use would not be reasonably expected to have a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property, nor does the Borrower know of any such claim, and to the knowledge of the Borrower the use of such Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that in the aggregate would not be reasonably expected to have a Material Adverse Effect. No event has occurred which permits or, to the best knowledge of the Borrower, after notice or the lapse of time or both, or any other condition, could reasonably be expected to permit, the revocation or termination of any license or other right to use Intellectual Property which revocation or termination could reasonably be expected to have a Material Adverse Effect.

                  (b) Schedule 4.15 contains a list of each license or other agreement in effect on the Effective Date under which the Borrower has the right to utilize and exploit any Intellectual Property owned or controlled by another Person (each, a "LICENSE"), including (i) the name of the licensor, (ii) a description of the Intellectual Property covered by the License, (iii) the territory in which the License is exercisable, and (iv) the expiration date of the License. Except as indicated on Schedule 4.15 or a supplement thereto delivered to the Bank, no material default has occurred under any such License which is continuing or unremedied on the Effective Date.

         4.16.    ENVIRONMENTAL MATTERS

                  (a) No Hazardous Substances have been generated or manufactured on, transported to or from, treated at, stored at or discharged from any Real Property in material violation of any Environmental Laws; no Hazardous Substances have been discharged into subsurface waters under any Real Property in material violation of any Environmental Laws; no Hazardous Substances have been discharged from any Real Property on or into property or waters (including subsurface waters) adjacent to any Real Property in material violation of any Environmental Laws; and there are not now, nor ever have been, on any Real Property any underground or above ground storage tanks regulated under any Environmental Laws.

                  (b) Neither the Borrower nor any of its Subsidiaries (i) has received notice (written or oral) or otherwise learned of any claim, demand, suit, action, proceeding, event, condition, report, directive, Lien, violation, non-compliance or investigation indicating or concerning any potential or actual liability (including, without limitation, potential liability for enforcement, investigatory costs, cleanup costs, government response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising in connection with: (x) any non-compliance with or violation of the requirements of any applicable Environmental Laws, or (y) the presence of any Hazardous Substance on any Real Property (or any Real Property previously owned by the Borrower or any of its Subsidiaries) or the release or threatened release of any Hazardous Substance into the environment, (ii) has any threatened or actual liability in connection with the presence of any Hazardous Substance on any Real Property (or any Real Property previously owned by the Borrower or any of its Subsidiaries) or the release or threatened release of any Hazardous Substance into the environment, (iii) has received notice of any federal or state investigation evaluating whether any remedial action is needed to respond to the presence of any Hazardous Substance on any Real Property (or any Real Property previously owned by the Borrower or any of its Subsidiaries) or a release or threatened release of any Hazardous Substance into the environment for which the Borrower or any of its Subsidiaries is or may be liable, or (iv) has received notice that the Borrower or any of its Subsidiaries is or may be liable to any Person under any Environmental Law.

         4.17.    SOLVENCY

                  Immediately after giving effect to the transactions contemplated by the Loan Documents, the Borrower and each of its Subsidiaries will be Solvent.

         4.18.    SECURITY INTERESTS

                  Subject to the continuing possession by the Bank of the Collateral, the security interests granted under the Collateral Documents will constitute valid, binding and continuing duly perfected first priority Liens in and to the Collateral.

         4.19.    ABSENCE OF CERTAIN RESTRICTIONS

                  No indenture, certificate of designation for preferred stock, agreement or instrument to which the Borrower or any of its Subsidiaries is a party (other than this Agreement), prohibits or limits in any way, directly or indirectly the ability of any Subsidiary of the Borrower to make Restricted Payments or repay any Indebtedness to the Borrower or to another Subsidiary of the Borrower.

         4.20.    NO MISREPRESENTATION

                  No representation or warranty contained in any Loan Document and no certificate or report from time to time furnished by the Borrower or any of its Subsidiaries in connection with the transactions contemplated hereby and thereby, contains or will contain a misstatement of material fact, or, to the best knowledge of the Borrower, omits or will omit to state a material fact required to be stated in order to make the statements therein contained not misleading in the light of the circumstances under which made, PROVIDED THAT any projections or pro-forma financial information contained therein are based upon good faith estimates and assumptions believed by the Borrower to be reasonable at the time made, it being recognized by the Bank that such projections as to future events are not to be viewed as facts, and that actual results during the period or periods covered thereby may differ from the projected results.

5.       CONDITIONS TO FIRST LOANS

         In addition to the conditions precedent set forth in Article 6, the obligation of the Bank to make Loans on the first Borrowing Date shall be subject to the fulfillment of the following conditions precedent:

         5.1.     EVIDENCE OF ACTION

                  The Bank shall have received a certificate, dated the Effective Date, of the Secretary or Assistant Secretary of each Credit Party (i) attaching a true and complete copy of the resolutions of its board of directors or the equivalent and of all documents evidencing all necessary corporate or similar action (in form and substance satisfactory to the Bank) taken by it to authorize the Loan Documents to which it is a party and the transactions contemplated thereby, (ii) attaching a true and complete copy of its Organizational Documents, (iii) setting forth the incumbency of its officers who may sign the Loan Documents, including therein a signature specimen of such officer or officers and (iv) attaching a certificate of good standing of the Secretary of State of the jurisdiction of its formation and of each other jurisdiction in which it is qualified to do business.

         5.2.     THIS AGREEMENT
                  The Bank shall have received counterparts of this Agreement duly executed by an Authorized Signatory of the Borrower.

         5.3.     NOTE

                  The Bank shall have received the Note, dated the Effective Date and duly executed by an Authorized Signatory of the Borrower.

         5.4.     SECURITY AGREEMENT

                  The Bank shall have received the Security Agreement, dated the Effective Date and duly executed by an Authorized Signatory of the Borrower, together with the following:

                        (a) one or more share certificates, representing (i) all of the issued and outstanding Capital Stock of each Domestic Subsidiary of the Borrower and (ii) 60% of the issued and outstanding Capital Stock of each Foreign Subsidiary of the Borrower which is not a Subsidiary Guarantor, in each case together with one undated stock power, executed in blank by an Authorized Signatory of the Borrower;

                        (b) verification that the Bond Collateral continues to be held in a restricted safekeeping account #241033 maintained by the Bank; and

                        (c) such other documents as the Bank may require in connection with the perfection of its security interests therein.

         5.5.     SUBSIDIARY GUARANTY

                  The Bank shall have received the Subsidiary Guaranty, dated the Effective Date and duly executed by an Authorized Signatory of each Subsidiary Guarantor.

         5.6.     OFFICER'S CERTIFICATE

                  The Bank shall have received a certificate, in all respects satisfactory to the Bank, of an officer of the Borrower, dated the Effective Date, certifying that:

                        (a) ABSENCE OF LITIGATION. There shall be no injunction, writ, preliminary restraining order or other order of any nature issued by any Governmental Authority in any respect affecting the transactions provided for in the Loan Documents and no action or proceeding by or before any Governmental Authority shall have been commenced or be pending or, to the knowledge of the Borrower, threatened, seeking to prevent or delay the transactions contemplated by the Loan Documents or challenging any other terms and provisions hereof or thereof or seeking any damages in connection therewith.

                        (b) APPROVALS AND CONSENTS. All approvals and consents of all Persons required to be obtained in connection with the consummation of the transactions contemplated by the Loan Documents shall have been obtained and shall be in full force and effect, and all required notices shall have been given and all required waiting periods shall have expired.

                        (c) ABSENCE OF MATERIAL ADVERSE CHANGE. No Material Adverse Change in the business, assets, liabilities, financial condition or results of operations of the Borrower shall have occurred since the date of the Financial Statements.

                        (d) NO LIENS OTHER THAN PERMITTED LIENS. Upon the making of Loans on the Effective Date, there will exist no Liens other than Permitted Liens.

         5.7.     COMPLIANCE CERTIFICATE

                  The Bank shall have received a Compliance Certificate, certified by a Financial Officer of the Borrower.

         5.8.     OPINION OF COUNSEL TO THE BORROWER

                  The Bank shall have received an opinion, dated the Effective Date, of Wiggin & Dana, counsel to the Borrower, which shall be addressed to the Bank and in form and substance satisfactory to the Bank and Special Counsel. It is understood that such opinion is being delivered to the Bank at the direction of the Borrower and that the Bank may and will rely on such opinion.

         5.9.     SEARCH REPORTS AND RELATED DOCUMENTS

                  The Bank shall have received UCC, tax and judgment lien search reports with respect to each applicable public office where Liens are or may be filed, disclosing that there are no Liens of record in such office showing the Borrower or any of its Subsidiaries as debtor thereunder (other than Permitted Liens).

         5.10.    EXISTING INDEBTEDNESS

                  Any amounts owed to the Bank by the Borrower under the Existing Indebtedness shall be repaid from the proceeds of the first Loans and the Existing Indebtedness shall be cancelled.

         5.11.    APPROVAL OF SPECIAL COUNSEL

                  All legal matters incident to the making of the Loans on the Effective Date shall be reasonably satisfactory to Special Counsel.

         5.12.    FEES

                  All fees payable to the Bank on the Effective Date shall have been paid.

         5.13.    FEES AND EXPENSES OF SPECIAL COUNSEL

                  The fees and expenses of Special Counsel in connection with the preparation, negotiation and closing of the Loan Documents shall have been paid.

         5.14.    OTHER DOCUMENTS

                  The Bank shall have received such other documents, each in form and substance reasonably satisfactory to the Bank, as the Bank shall reasonably require in connection with the making of the first Loans.

6.       CONDITIONS OF LENDING

         The obligation of the Bank to make any Loan or issue any Letter of Credit on each Borrowing Date is subject to the satisfaction of the following conditions precedent as of such Borrowing Date:

         6.1.     COMPLIANCE

                  On each Borrowing Date and after giving effect to the Loans to be made thereon (i) there shall exist no Default or Event of Default and (ii) the representations and warranties contained in the Loan Documents shall be true and correct with the same effect as though such representations and warranties had been made on such Borrowing Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date. Each borrowing by the Borrower shall constitute a certification by the Borrower as of such Borrowing Date to the foregoing effect.

         6.2.     BORROWING REQUEST / LETTER OF CREDIT AGREEMENT

                  (i) With respect to each Loan, the Bank shall have received a Borrowing Request, and (ii) with respect to each Letter of Credit, the Bank shall have received a Letter of Credit Agreement, in each case duly executed by an Authorized Signatory of the Borrower.

         6.3.     LOAN CLOSINGS

                  All documents required by the provisions of the Loan Documents to be executed or delivered to the Bank on or before the applicable Borrowing Date shall have been executed and shall have been delivered at the office of the Bank set forth in Section 10.2 on or before such Borrowing Date.

         6.4.     OTHER DOCUMENTS

                  The Bank shall have received such other documents as the Bank shall reasonably request.

7.       AFFIRMATIVE COVENANTS

         The Borrower agrees that, so long as this Agreement is in effect, any Loan remains outstanding and unpaid, any Letter of Credit remains outstanding, or any other amount is owing under any Loan Document to the Bank:

         7.1.     FINANCIAL STATEMENTS AND INFORMATION

                  The Borrower shall maintain, and cause each of its Subsidiaries to maintain, a standard system of accounting in accordance with GAAP, and furnish or cause to be furnished to the Bank:

                        (a) As soon as available, but in any event within 90 days after the end of each fiscal year, a copy of an audited consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, together with the related consolidated and consolidating statements of operations, stockholder's equity and cash flows as of and for such fiscal year, setting forth in comparative form the figures for the preceding fiscal year, together with an unqualified report thereon of the Accountants.

                        (b) As soon as available, but in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of an unaudited consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of each such quarterly period, together with the related consolidated and consolidating statements of operations and cash flows for such period and for the elapsed portion of the fiscal year through such date, setting forth in comparative form the figures for the corresponding periods of the preceding fiscal year, certified by a Financial Officer of the Borrower as being complete and correct in all material respects and as presenting fairly the financial condition and the results of operations of the Borrower and its Subsidiaries (subject to normal year-end adjustments).

                        (c) Concurrently with the delivery of the financial statements specified in paragraphs (a) and (b) of this section, a Compliance Certificate, signed by a Financial Officer of the Borrower.

                        (d) Such other information as the Bank may reasonably request from time to time.

         7.2.     CERTIFICATES; OTHER INFORMATION

                  The Borrower shall furnish to the Bank:

                        (a) Prompt written notice if there shall occur and be continuing a Default or an Event of Default; and

                        (b) Prompt written notice of: (i) any citation, summons, subpoena, order to show cause or other document naming the Borrower or any of its Subsidiaries a party to any proceeding before any Governmental Authority which could reasonably be expected to have a Material Adverse Effect or which calls into question the validity or enforceability of any of the Loan Documents, and include with such notice a copy of such citation, summons, subpoena, order to show cause or other document, (ii) any lapse or other termination of any material license, permit, franchise or other authorization issued to the Borrower or any of its Subsidiaries by any Person or Governmental Authority, and (iii) any refusal by any Person or Governmental Authority to renew or extend any such material license, permit, franchise or other authorization, which lapse, termination, refusal or dispute could reasonably be expected to have a Material Adverse Effect.

         7.3.     LEGAL EXISTENCE

                  Except as may otherwise be permitted by Sections 8.3 and 8.4, the Borrower shall maintain, and cause each of its Subsidiaries to maintain, its corporate, partnership or analogous existence, as the case may be, in good standing in the jurisdiction of its incorporation or formation and in each other jurisdiction in which the failure so to do could reasonably be expected to have a Material Adverse Effect. The Bank acknowledges that it has been advised of the pending merger of Sentry Group into the Borrower, and hereby consents thereto.

         7.4.     TAXES

                  The Borrower shall pay and discharge when due, and cause each of its Subsidiaries so to do, all Taxes upon or with respect to the Borrower or such Subsidiary and all Taxes upon the income, profits and property of the Borrower and its Subsidiaries, which if unpaid, could reasonably be expected to have a Material Adverse Effect or become a Lien on property of the Borrower or such Subsidiary (other than a Lien described in clause (ii) of Section 8.2), unless and to the extent only that such Taxes shall be contested in good faith and by appropriate proceedings diligently conducted by the Borrower or such Subsidiary and provided that any such contested Tax, shall not constitute, or create, a Lien on any property of the Borrower or such Subsidiary senior to the Liens, if any, granted to the Bank by the Collateral Documents on such property, and, provided further, that the Borrower shall give the Bank prompt notice of such contest and that such reserve or other appropriate provision as shall be required in accordance with GAAP shall have been made therefor.

         7.5.     INSURANCE

                  The Borrower shall maintain, and cause each of its Subsidiaries to maintain, with financially sound and reputable insurance companies insurance in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption coverage) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Bank, upon written request, full information as to the insurance carried.

         7.6.     PERFORMANCE OF OBLIGATIONS

                  The Borrower shall pay and discharge when due, and cause each of its Subsidiaries so to do, all lawful Indebtedness, obligations and claims for labor, materials and supplies or otherwise which, if unpaid, might (i) have a Material Adverse Effect, or (ii) become a Lien upon property of the Borrower or any of its Subsidiaries other than a Permitted Lien, unless and to the extent only that the validity of such Indebtedness, obligation or claim shall be contested in good faith and by appropriate proceedings diligently conducted and that any such contested Indebtedness, obligations or claims shall not constitute, or create, a Lien on any property of the Borrower or any of its Subsidiaries senior to the Lien, if any, granted to the Bank under the Collateral Documents on such property, and provided that the Borrower shall give the Bank prompt notice of any such contest and that such reserve or other appropriate provision as shall be required in accordance with GAAP shall have been made therefor.

         7.7.     CONDITION OF PROPERTY

                  The Borrower shall at all times, maintain, protect and keep in good repair, working order and condition (ordinary wear and tear excepted), and cause each of its Subsidiaries so to do, all property necessary to the operation of the Borrower's or such Subsidiary's business.

         7.8.     OBSERVANCE OF LEGAL REQUIREMENTS

                  The Borrower shall observe and comply in all respects, and cause each of its Subsidiaries so to do, with all laws, ordinances, orders, judgments, rules, regulations, certifications, franchises, permits, licenses, directions and requirements of all Governmental

Authorities, which now or at any time hereafter may be applicable to it, a violation of which could reasonably be expected to have a Material Adverse Effect, except such thereof as shall be contested in good faith and by appropriate proceedings diligently conducted by it, provided that the Borrower shall give the Bank prompt notice of such contest and that such reserve or other appropriate provision as shall be required in accordance with GAAP shall have been made therefor.

         7.9.     INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS

                  Upon reasonable prior notice, the Borrower shall permit representatives of the Bank to visit the offices of the Borrower and each of its Subsidiaries during normal business hours, to examine the books and records thereof and the reports of independent accountants relating thereto, and to make copies or extracts therefrom, to discuss the affairs of the Borrower and each such Subsidiary with the respective officers thereof, and to examine and inspect the property of the Borrower and each such Subsidiary and to meet and discuss the affairs of the Borrower and each such Subsidiary with the Accountants.

         7.10.    AUTHORIZATIONS

                  The Borrower shall maintain, and cause each of its Subsidiaries to maintain, in full force and effect, all material licenses, franchises, permits, licenses, authorizations and other rights as are necessary for the conduct of its business.

         7.11.    FINANCIAL COVENANTS

                  (a) LEVERAGE RATIO. The Borrower shall maintain as of the last day of each fiscal quarter ending during the periods set forth below, a Leverage Ratio of not more than the ratios set forth below:

                  PERIOD                                    RATIO

         December 31, 2000 through
         September 30, 2002                               1.50:1.00

         December 31, 2002 through
         September 30, 2003                               1.25:1.00

         December 31, 2003 and thereafter                 1.00:1.00.

                  (b) FIXED CHARGE COVERAGE RATIO. The Borrower shall maintain as of the last day of each fiscal quarter, a Fixed Charge Coverage Ratio of not less than 1.20:1.00.

                  (c) MINIMUM EBITDA. EBITDA for each four fiscal quarter period ending during the periods set forth below shall be not less than the amounts set forth below:

                  PERIOD                                  AMOUNT

         September 30, 2000 through
         June 30, 2001                                  $ 15,000,000

         September 30, 2001 through
         June 30, 2002                                  $ 18,000,000

         September 30, 2002 through
         June 30, 2003                                  $ 21,600,000

         September 30, 2003 through
         June 30, 2004                                  $ 25,900,000

         September 30, 2004 through
         June 30, 2005                                  $ 31,100,000

         September 30, 2005 and thereafter              $ 37,300,000.

8.       NEGATIVE COVENANTS

         The Borrower agrees that, so long as this Agreement is in effect, any Loan remains outstanding and unpaid, any Letter of Credit remains outstanding, or any other amount is owing under any Loan Document to the Bank, the Borrower shall not, directly or indirectly:

         8.1.     INDEBTEDNESS

                  Create, incur, assume or suffer to exist any liability for Indebtedness, or permit any of its Subsidiaries so to do, except (i) Indebtedness due under the Loan Documents, (ii) Indebtedness of the Borrower or any of its Subsidiaries existing on the Effective Date as set forth on Schedule 8.1, (iii) Intercompany Indebtedness, and (iv) other Indebtedness not in excess of $450,000 in the aggregate.

         8.2.     LIENS

                  Create, incur, assume or suffer to exist any Lien upon any of its property (including, without limitation, Intellectual Property, Licenses and Real Property), whether now owned or hereafter acquired, or permit any of its Subsidiaries so to do, except (i) Liens in favor of the Bank under the Loan Documents, (ii) Liens for Taxes in the ordinary course of business which are not delinquent or which are being contested in accordance with Section 7.4, PROVIDED THAT enforcement of such Liens is stayed pending such contest, (iii) Liens in connection with workers' compensation, unemployment insurance or other social security obligations, (iv) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business, (v) zoning ordinances, easements, rights of way, minor defects, irregularities, and other similar restrictions affecting real property which do not adversely affect the value of such real property or the financial condition of the Borrower or such Subsidiary or impair its use for the operation of the business of the Borrower or such

Subsidiary, (vi) Liens arising by operation of law such as mechanics', materialmen's, carriers', warehousemen's liens incurred in the ordinary course of business which are not delinquent or which are being contested in accordance with Section 7.6, provided that enforcement of such Liens is stayed pending such contest, (vii) Liens arising out of judgments or decrees which are being contested in accordance with Section 7.6, PROVIDED THAT enforcement of such Liens is stayed pending such contest, and (viii) Liens on property of the Borrower and its Subsidiaries existing on the Effective Date as set forth on
Schedule 8.2 as renewed from time to time, but not any increases in the amounts secured thereby.

         8.3.     MERGER; CONSOLIDATIONS

                  Consolidate with, be acquired by, merge into or with any Person or enter into any binding agreement to do any of the foregoing which is not contingent on obtaining the consent of the Bank, or permit any of its Subsidiaries so to do, except, PROVIDED THAT (i) the Bank shall have received ten days prior written notice and (ii) immediately before and after giving effect thereto no Default or Event of Default shall exist, any direct or indirect wholly-owned Subsidiary of the Borrower may merge or consolidate with the Borrower or any other direct or indirect wholly-owned Subsidiary of the Borrower, PROVIDED THAT in the event of a merger of the Borrower and such wholly-owned Subsidiary, the Borrower shall be the survivor and in the event of a merger of a Subsidiary with a Subsidiary Guarantor, the Subsidiary Guarantor shall be the survivor. The Bank acknowledges that it has received notice of the Borrower's intent to merge Sentry Group into the Borrower, however, the other provisions of this Section must still be satisfied with respect to such merger.

         8.4.     DISPOSITIONS

                  Make any Disposition, or permit any of its Subsidiaries so to do, except:

                        (a) Dispositions of any Investments permitted under
         Section 8.5;

                        (b) Dispositions of property which, in the reasonable opinion of the Borrower or such Subsidiary, is obsolete or no longer useful in the conduct of its business; and

                        (c) Dispositions as to which the following conditions have been satisfied:

                                    (i)   the Bank shall have consented thereto,

                                    (ii) no Default or Event of Default shall
                  exist immediately before or after giving effect thereto, and

                                    (iii) the total consideration received or to
                  be received therefor by the Borrower or any of its Subsidiaries shall be payable in cash on or before the closing thereof and shall not be less than the fair market value thereof as reasonably determined by the board of directors of the Borrower or such Subsidiary.

         8.5.     ACQUISITIONS, INVESTMENTS, LOANS, ETC.

                  At any time, directly or indirectly purchase, hold, own or otherwise acquire or invest in any Capital Stock, evidence of indebtedness or other obligation or security or any interest whatsoever in any other Person, or make or permit to exist any loans, advances or other extensions of credit to, or any investment (whether in cash or other property) in, any other Person, or enter into any arrangement for the purpose of providing funds or credit to any other Person, or make any Acquisition, or become a partner or joint venturer in any partnership or joint venture, or make any other investment, whether by way of capital contribution, time deposit or otherwise, in or with any Person, or make any commitment or otherwise to agree to do any of the foregoing (all of which are sometimes referred to herein as "Investments"), or permit any of its Subsidiaries so to do, or except:

                        (a) Investments in Liquid Investments;

                        (b) Investments existing on the Effective Date as set forth on Schedule 8.5;

                        (c) Investments in Subsidiaries permitted by Section
         8.8;

                        (d) Investments by the Borrower or any Subsidiary in Intercompany Indebtedness; and

                        (e) ******************************(i)******************
         **********************************************************************
         **(ii)****************************************************************
         **************************************************.

         8.6.     RESTRICTED PAYMENTS

                  Make any Restricted Payments payable in cash or otherwise or apply any of its property thereto or set apart any sum therefor, or permit any of its Subsidiaries so to do, except that a wholly-owned Subsidiary may make Restricted Payments to the Borrower.

         8.7.     BUSINESS AND NAME CHANGES

                  Materially change the nature of the business of the Borrower and its Subsidiaries from that conducted on the Effective Date, or alter or modify its name, structure or status, or change its fiscal year from that in effect on the Effective Date, or permit any Subsidiary so to do.

         8.8.     SUBSIDIARIES

                  Create or acquire any other Subsidiary, or permit any of its Subsidiaries so to do unless prior to or simultaneously with the consummation of the creation or acquisition of (a) (i) a Domestic Subsidiary or (ii) a Foreign Subsidiary which is not prevented, for tax reasons, from guaranteeing the Borrower's obligations hereunder, (x) such Subsidiary shall have executed and delivered to the Bank a Subsidiary Guaranty or a supplement to the Subsidiary Guaranty in accordance with the terms thereof and become a Subsidiary Guarantor and (y) each Credit Party owning Capital Stock of such Subsidiary shall deliver certificates evidencing 100% (in the case of a Domestic Subsidiary) or 60% (in the case of a Foreign Subsidiary) of such Capital Stock to the Bank as additional Collateral, together with appropriate stock powers; or (b) a Foreign Subsidiary which is prevented, for tax reasons, from guaranteeing the Borrower's obligations hereunder, each Credit Party owning Capital Stock of such Foreign Subsidiary shall deliver certificates evidencing 60% of such Capital Stock to the Bank as additional Collateral, together with appropriate stock powers; and in each case, the Bank shall have received such other documents as the Bank shall have reasonably requested.

         8.9.     SALE AND LEASEBACK TRANSACTIONS

                  Enter into any Sale and Leaseback Transaction or permit any of its Subsidiaries so to do.

         8.10.    AMENDMENTS, ETC. OF CERTAIN AGREEMENTS

                  Enter into or agree to any amendment, modification or waiver of any term or condition of its Organizational Documents in any way which would adversely affect the interests of the Bank under any of the Loan Documents or permit any of its Subsidiaries so to do.

         8.11.    TRANSACTIONS WITH AFFILIATES

                  Become a party to any transaction with an Affiliate unless the board of directors of the Borrower shall have determined that the terms and conditions relating thereto are as favorable to the Borrower as those which would be obtainable at the time in a comparable arms-length transaction with a Person other than an Affiliate, or permit any of its Subsidiaries so to do.

         8.12.    LIMITATION ON DIVIDEND RESTRICTIONS

                  Permit or cause any of its Subsidiaries to enter into or agree, or otherwise be or become subject, to any agreement, contract or other arrangement (other than this Agreement) with any Person pursuant to the terms of which such Subsidiary is or would be prohibited from declaring or paying any cash dividends on any class of its Capital Stock owned directly or indirectly by the Borrower or any other Subsidiary or from making any other distribution on account of any class of any such Capital Stock.

         8.13.    LIMITATION ON NEGATIVE PLEDGES

                  Enter into any agreement, other than (i) this Agreement and
(ii) purchase money mortgages or capital leases permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby), or permit any of its Subsidiaries so to do, which prohibits or limits the ability of the Borrower or such Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired.

9.       DEFAULT

         9.1.     EVENTS OF DEFAULT

                  The following shall each constitute an "EVENT OF DEFAULT" hereunder:

                        (a) The failure of the Borrower to make any payment of principal on the Note, or in respect of any Reimbursement Obligation, when due and payable; or

                        (b) The failure of the Borrower to make any payment of interest, fees, expenses or other amounts payable under any Loan Document or otherwise, to the Bank within five Business Days after the date when due and payable; or

                        (c) The failure of the Borrower to observe or perform any covenant or agreement contained in Sections 2.8, 7.3 or 7.11, or
         Article 8; or

                        (d) The failure of any Credit Party to observe or perform any other term, covenant, or agreement contained in any Loan Document and such failure shall have continued unremedied for a period of 30 days after such Credit Party shall have obtained knowledge thereof; or

                        (e) Any representation or warranty made by any Credit Party (or by an officer thereof on its behalf) in any Loan Document or in any certificate, report, opinion (other than an opinion of counsel) or other document delivered or to be delivered pursuant thereto, shall prove to have been incorrect or misleading (whether because of misstatement or omission) in any material respect when made; or

                        (f) Liabilities and/or other obligations of the Borrower (other than the obligations under the Note and the Reimbursement Obligations), any of its Subsidiaries or any other Credit Party, whether as principal, guarantor, surety or other obligor, for the payment of any Indebtedness or operating leases (i) shall become or shall be declared to be due and payable prior to the expressed maturity thereof, or (ii) shall not be paid when due or within any grace period for the payment thereof, (iii) any holder of any such obligation shall have the right to declare such obligation due and payable prior to the expressed maturity thereof or (iv) as a consequence of the occurrence or continuation of any event or condition, the Borrower, any of its Subsidiaries or such other Credit Party has become obligated to purchase or repay any Indebtedness before its regularly scheduled maturity date; or

                        (g) Any Change of Control shall occur; or

                        (h) The Borrower, any of its Subsidiaries or any other Credit Party shall (i) suspend or discontinue its business, (ii) make an assignment for the benefit of creditors, (iii) generally not be paying its debts as such debts become due, (iv) admit in writing its inability to pay its debts as they become due, (v) file a voluntary petition in bankruptcy, (vi) become insolvent (however such insolvency shall be evidenced), (vii) file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment of debt, liquidation or dissolution or similar relief under any present or future statute, law or regulation of any jurisdiction, (viii) petition or apply to any tribunal for any receiver, custodian or any trustee for any substantial part of its property, (ix) be the subject of any such proceeding filed against it which remains undismissed for a period of 60 days, (x) file any answer admitting or not contesting the material allegations of any such petition filed against it or any order, judgment or decree approving such petition in any such proceeding, (xi) seek, approve, consent to, or acquiesce in any such proceeding, or in the appointment of any trustee, receiver, sequestrator, custodian, liquidator, or fiscal agent for it, or any substantial part of its property, or an order is entered appointing any such trustee, receiver, custodian, liquidator or fiscal agent and such order remains in effect for 60 days, or (xii) take any formal action for the purpose of effecting any of the foregoing or looking to the liquidation or dissolution of the Borrower, such Subsidiary or such other Credit Party; or

                        (i) An order for relief is entered under the United States bankruptcy laws or any other decree or order is entered by a court having jurisdiction (i) adjudging the Borrower, any of its Subsidiaries or any other Credit Party bankrupt or insolvent, (ii) approving as properly filed a petition seeking reorganization, liquidation, arrangement, adjustment or composition of or in respect of the Borrower, any of its Subsidiaries or any other Credit Party under the United States bankruptcy laws or any other applicable Federal or state law, (iii) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Borrower, any of its Subsidiaries or any other Credit Party or of any substantial part of the property of any thereof, or (iv) ordering the winding up or liquidation of the affairs of the Borrower, any of its Subsidiaries or any other Credit Party, and any such decree or order continues unstayed and in effect for a period of 60 days; or

                        (j) Judgments or decrees against the Borrower, any of its Subsidiaries or any other Credit Party aggregating in excess of $100,000 shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 30 days; or

                        (k) The occurrence of an Event of Default (beyond any applicable notice or cure period) as defined in any Collateral Document; or

                        (l) Any Loan Document shall cease, for any reason, to be in full force and effect, or any Credit Party shall so assert in writing or shall disavow any of its obligations thereunder; or

                        (m) (i) any Termination Event shall occur; (ii) any Accumulated Funding Deficiency, whether waived, shall exist with respect to any Pension Plan; (iii) any Person shall engage in any Prohibited Transaction involving any Employee Benefit Plan; (iv) the Borrower, any of its Subsidiaries or any ERISA Affiliate shall fail to pay when due an amount which is payable by it to the PBGC or to a Pension Plan under Title IV of ERISA; (v) the imposition of any tax under Section 4980B(a) of the Code; (vi) the assessment of a civil penalty with respect to any Employee Benefit Plan under Section 502(c) of ERISA; or (vii) any other event or condition shall occur or exist with respect to an Employee Benefit Plan which in the case of clauses
         (i) through (vi) would, individually or in the aggregate, have a Material Adverse Effect.

         9.2.     REMEDIES

                  (a) Upon the occurrence of an Event of Default or at any time thereafter during the continuance thereof, (i) if such event is an Event of Default specified in clause (h) or (i) above, the Commitments shall immediately and automatically terminate and the Loans, all accrued and unpaid interest thereon, any Reimbursement Obligations owing in respect of all outstanding Letters of Credit and all other amounts owing under the Loan Documents shall immediately become due and payable, the Borrower shall forthwith deposit with the Bank an amount equal to the Letter of Credit Exposure in a cash collateral account under the exclusive control of the Bank, and the Bank may exercise any and all remedies and other rights provided in the Loan Documents, and (ii) if such event is any other Event of Default, any or all of the following actions may be taken: (A) the Bank may, by notice to the Borrower, declare the Commitments terminated forthwith, whereupon the Commitments shall immediately terminate, and (B) the Bank may, by notice of default to the Borrower, declare the Loans, all accrued and unpaid interest thereon, any Reimbursement Obligations owing in respect of all outstanding Letters of Credit and all other amounts owing under the Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable, the Borrower shall forthwith deposit with the Bank an amount equal to the Letter of Credit Exposure in a cash collateral account under the exclusive control of the Bank, and the Bank may exercise any and all remedies and other rights provided in the Loan Documents. Except as otherwise provided in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived. The Borrower hereby further expressly waives and covenants not to assert any appraisement, valuation, stay, extension, redemption or similar laws, now or at any time hereafter in force which might delay, prevent or otherwise impede the performance or enforcement of any Loan Document.

                  (b) In the event that the Commitments shall have been terminated or the Loans, all accrued and unpaid interest thereon and all other amounts owing under the Loan Documents shall have been declared due and payable pursuant to the provisions of this section, any funds received by the Bank from or on behalf of the Borrower shall be applied by the Bank in liquidation of the Loans, the Reimbursement Obligations and the other obligations of the Borrower under the Loan Documents in the following manner and order: (i) to the payment of interest on the Loans; (ii) to the payment of the principal portion of any Loans in such order as the Bank may determine in its absolute discretion; (iii) to the payment of the Reimbursement Obligations; (iv) to the payment of any fees or expenses due the Bank from the Borrower; (v) to reimburse the Bank for any expenses (to the extent not paid pursuant to clause
(iv) above) due from the Borrower pursuant to the provisions of Section 10.5; and (vi) to the payment of any other amounts owed to the Bank under any Loan Document.

10.      OTHER PROVISIONS

         10.1.    AMENDMENTS AND WAIVERS

                  No amendment or waiver of any provision of this Agreement or any Loan Document shall in any event be effective unless the same shall be in writing and signed by all parties, and such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         10.2.    NOTICES

                  All notices, requests and demands to or upon the respective parties to the Loan Documents to be effective shall be in writing and, unless otherwise expressly provided therein, shall be deemed to have been duly given, made and received (i) when delivered by hand, (ii) one Business Day after having been sent by overnight courier service, (iii) five days after being deposited with the United States Postal Service as certified or registered mail, with first-class postage and fees prepaid, or, (iv) when sent by facsimile transmission upon electronic confirmation of receipt, addressed as follows in the case of the Borrower or the Bank or addressed to such other addresses as to which the Bank may be hereafter notified by the respective parties thereto or any future holders of the Note:

         The Borrower:

                  Meta Group Inc.
                  208 Harbor Drive
                  Stamford, Connecticut   06912
                  Attention:    Bernard Denoyer

                  Telephone:    (203) 973-6813
                  Telecopy:     (203) 973-6921
         with a copy to:

                  Valerie A. Seiling, Esq.
                  Wiggin & Dana
                  One CityPlace
                  185 Asylum Street
                  Hartford, Connecticut  06103-3402

         The Bank:

                  The Bank of New York
                  10 Mason Street
                  Greenwich, Connecticut 06830
                  Attention:    Mark Sicinski,
                                 Vice President

                  Telephone:    (203) 863-2794
                  Telecopy:     (203) 863-2610

except that any notice, request or demand by the Borrower to or upon the Bank pursuant to Sections 2.4 or 3.3 and any notice by either party of a change of address shall not be effective until received. Any party to a Loan Document may rely on signatures of the parties thereto which are transmitted by facsimile or other electronic means as fully as if originally signed.

         10.3.    NO WAIVER; CUMULATIVE REMEDIES

                  No failure to exercise and no delay in exercising, on the part of the Bank, any right, remedy, power or privilege under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges under the Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         10.4.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND CERTAIN
                  OBLIGATIONS

                  (a) All representations and warranties made under the Loan Documents and in any document, certificate or statement delivered pursuant thereto or in connection therewith shall survive the execution and delivery of the Loan Documents.

                  (b) The obligations of the Borrower under Sections 3.4, 3.5,
3.6 (to the extent that such obligations under Sections 3.5 and 3.6 arose prior to the termination of the Revolving Credit Commitment and the payment of the Loans), 3.9 and 10.5 shall survive the termination of the Revolving Credit Commitment and the payment of the Loans and all other amounts payable under the Loan Documents.

         10.5.    EXPENSES

                  The Borrower agrees, promptly upon presentation of a statement or invoice therefor, and whether or not any Loan is made or any Letter of Credit is issued (i) to pay or reimburse the Bank for all its out-of-pocket costs and expenses reasonably incurred in connection with the development, preparation and execution of, the Loan Documents and any amendment, supplement or modification thereto (whether or not executed or effective), any documents prepared in connection therewith and the consummation of the transactions contemplated thereby, including without limitation the reasonable fees and disbursements of Special Counsel, (ii) to pay or reimburse the Bank for all of its costs and expenses, including, without limitation, reasonable fees and disbursements of Special Counsel or any other counsel, incurred in connection with (A) any Default or Event of Default and any enforcement or collection proceedings resulting therefrom or in connection with the negotiation of any restructuring or "work-out" (whether consummated or not) of the obligations of any Credit Party under any of the Loan Documents and (B) the enforcement of this section, and (iii) to pay, indemnify and hold the Bank and each of its officers, directors and employees harmless from and against any and all other liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, reasonable counsel fees and disbursements) with respect to the enforcement and performance of the Loan Documents, the use of the proceeds of the Loans and the enforcement and performance of the provisions of any subordination agreement involving the Bank (all the foregoing in this clause
(iii), collectively, the "INDEMNIFIED LIABILITIES") and, if and to the extent that the foregoing indemnity may be unenforceable for any reason, the Borrower agrees to make the maximum payment not prohibited under applicable law; PROVIDED, HOWEVER, that the Borrower shall have no obligation to pay Indemnified Liabilities to the Bank arising from the finally adjudicated gross negligence or willful misconduct of the Bank or claims between one indemnified party and another indemnified party.

         10.6.    SUCCESSORS AND ASSIGNS

                  This Agreement, the Note and the other Loan Documents to which any Credit Party is a party shall be binding upon and inure to the benefit of such Credit Party and the Bank, all future holders of the Note and their respective successors and assigns, provided, however, that such Credit Party may neither delegate its liabilities and obligations, nor assign its rights and benefits, under any Loan Document to any Person. Notwithstanding anything to the contrary contained in this Section, the Bank may at any time or from time to time assign all or any portion of its rights under the Loan Documents to a Federal Reserve Bank, PROVIDED THAT any such assignment shall not release such assignor from its obligations thereunder.

         10.7.    COUNTERPARTS

                  Each Loan Document (other than the Note) may be executed by one or more of the parties thereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same document. It shall not be necessary in making proof of any Loan Document to produce or account for more than one counterpart signed by the party to be charged. A counterpart of any Loan Document and of any an amendment, modification, consent or waiver to or of any Loan Document transmitted by facsimile shall be deemed to be an originally executed counterpart.

         10.8.    SET-OFF

                  In addition to any rights and remedies of the Bank provided by law, upon the occurrence of an Event of Default and the acceleration of the obligations owing in connection with the Loan Documents, or at any time upon the occurrence and during the continuance of an Event of Default under Sections 9.1(a) or (b), the Bank shall have the right, without prior notice to the Borrower or any other Credit Party, any such notice being expressly waived by the Borrower and each other Credit Party to the extent not prohibited by applicable law, to set-off and apply against any indebtedness, whether matured or unmatured, of the Borrower or such other Credit Party, as the case may be, to the Bank any amount owing from the Bank to the Borrower or such other Credit Party, as the case may be, at, or at any time after, the happening of any of the above-mentioned events. To the extent not prohibited by applicable law, the aforesaid right of set-off may be exercised by the Bank against the Borrower or such other Credit Party, as the case may be, or against any trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor of the Borrower or such other Credit Party, as the case may be, or against anyone else claiming through or against the Borrower or such other Credit Party, as the case may be, or such trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by the Bank prior to the making, filing or issuance, or service upon the Bank of, or of notice of, any such petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant. The Bank agrees promptly to notify the Borrower after any such set-off and application made by the Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application.

         10.9.    CONSTRUCTION

                  Each party to a Loan Document represents that it has been represented by counsel in connection with the Loan Documents and the transactions contemplated thereby and that the principle that agreements are to be construed against the party drafting the same shall be inapplicable.

         10.10.   GOVERNING LAW

                  The Loan Documents and the rights and obligations of the parties thereunder shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York, without regard to principles of conflict of laws, but including Section 5-1401 of the General Obligations Law.

         10.11.   HEADINGS DESCRIPTIVE

                  Section headings have been inserted in the Loan Documents for convenience only and shall not be construed to be a part thereof.

         10.12.   SEVERABILITY

                  Every provision of the Loan Documents is intended to be severable, and if any term or provision thereof shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions thereof shall not be affected or impaired thereby.

         10.13.   INTEGRATION

                  All exhibits to a Loan Document shall be deemed to be a part thereof. Except for agreements between the Bank and the Borrower with respect to certain fees, the Loan Documents embody the entire agreement and understanding between the Borrower and the Bank with respect to the subject matter thereof and supersede all prior agreements and understandings between the Borrower and the Bank with respect to the subject matter thereof.

         10.14.   CONSENT TO JURISDICTION

                  Each Credit Party hereby irrevocably submits to the jurisdiction of any New York State or Federal court sitting in the City of New York over any suit, action or proceeding arising out of or relating to the Loan Documents. Each Credit Party hereby irrevocably waives, to the fullest extent permitted or not prohibited by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. Each Credit Party hereby agrees that a final judgment in any such suit, action or proceeding brought in such a court, after all appropriate appeals, shall be conclusive and binding upon it.

         10.15.   SERVICE OF PROCESS

                  Each party to a Loan Document hereby irrevocably consents to the service of process in any suit, action or proceeding by sending the same by first class mail, return receipt requested or by overnight courier service, to the address of such party set forth in Section 10.2 or in the applicable Loan Document executed by such party. Each party to a Loan Document hereby agrees that any such service (i) shall be deemed in every respect effective service of process upon it in any such suit, action, or proceeding, and (ii) shall to the fullest extent enforceable by law, be taken and held to be valid personal service upon and personal delivery to it.

         10.16.   NO LIMITATION ON SERVICE OR SUIT

                  Nothing in the Loan Documents or any modification, waiver, consent or amendment thereto shall affect the right of the Bank to serve process in any manner permitted by law or limit the right of the Bank to bring proceedings against any Credit Party in the courts of any jurisdiction or jurisdictions in which such Credit Party may be served.

         10.17.   WAIVER OF TRIAL BY JURY

                  EACH OF THE BANK AND THE CREDIT PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREIN. FURTHER, EACH CREDIT PARTY HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE BANK, OR COUNSEL TO THE BANK, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. EACH CREDIT PARTY ACKNOWLEDGES THAT THE BANK HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, INTER ALIA, THE PROVISIONS OF THIS SECTION.



         [THE REMAINDER OF THIS PAGE HAS INTENTIONALLY BEEN LEFT BLANK.]

         IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                  META GROUP, INC.


                                  By:      /s/ Bernard F. Denoyer
                                           -------------------------------------
                                  Name:    Bernard F. Denoyer
                                           -------------------------------------
                                  Title:   Chief Financial Officer
                                           -------------------------------------


                                  By:      /s/ Robert F. Toole
                                           -------------------------------------
                                  Name:    Robert F. Toole
                                           -------------------------------------
                                  Title:   Senior Vice President
                                           -------------------------------------

                                  By:      /s/ Michael Simmons
                                           -------------------------------------
                                  Name:    Michael Simmons
                                           -------------------------------------
                                  Title:   Director
                                           -------------------------------------

                                  THE BANK OF NEW YORK


                                  By:      /s/ Mark J. Sicinski
                                           -------------------------------------
                                           Mark J. Sicinski,
                                           Vice President